ASSET PURCHASE AGREEMENT


                                 By and Between


                       HYDROCHEM INDUSTRIAL SERVICES, INC.

                                    as Buyer


                                       and


                              VALLEY SYSTEMS, INC.

                                    as Seller

589876.1

                                TABLE OF CONTENTS


         Definitions.....................................................1
                  affiliate..............................................1
                  Agreement..............................................1
                  Assets.................................................1
                  Bill of Sale, Assignment and Assumption Agreement......1
                  Board..................................................1
                  Business Property Rights...............................1
                  Buyer..................................................1
                  Buyer Indemnitees......................................1
                  Buyer's Ceiling Amount.................................1
                  CERCLA.................................................1
                  Claim..................................................1
                  Closing................................................1
                  Closing Balance Sheet..................................1
                  Closing Date...........................................2
                  Closing Financial Statements...........................2
                  Closing Schedules......................................2
                  Code...................................................2
                  control................................................2
                  Customer...............................................2
                  Delivery Date..........................................2
                  Employee...............................................2
                  Encumbrances...........................................2
                  Environment............................................2
                  Environmental Contamination............................2
                  Environmental Due Diligence Review.....................2
                  Environmental Law......................................2
                  Environmental Liabilities..............................2
                  Environmental Remediation..............................2
                  ERISA..................................................2
                  Escrow Agent...........................................2
                  Escrow Agreement.......................................2
                  Escrow Fund............................................2
                  Exchange Act...........................................3
                  Expenses...............................................3
                  Facilities.............................................3
                  Former Facilities......................................3
                  Financial Statements...................................3
                  Floor Amount...........................................3
                  fraud..................................................3
                  GAAP...................................................3
                  Governmental Body......................................3

589876.1
                                        i

                  Hazardous Materials.........................................3
                  HSR Act.....................................................3
                  Indemnified Party...........................................3
                  Indemnifying Party..........................................4
                  knowledge...................................................4
                  Leases......................................................4
                  Legal Requirement...........................................4
                  Losses......................................................4
                  material....................................................4
                  Order.......................................................4
                  Person......................................................4
                  Preliminary Schedules.......................................4
                  Proceeding..................................................4
                  Proxy Materials.............................................4
                  Purchase Price..............................................4
                  Receivables Guaranty........................................4
                  Release.....................................................4
                  Rules.......................................................4
                  Schedules...................................................5
                  SEC.........................................................5
                  SEC Reports.................................................5
                  Securities Act..............................................5
                  Seller......................................................5
                  Seller's Ceiling Amount.....................................5
                  Stockholders................................................5
                  Stockholders' Meeting.......................................5
                  Subsidiary..................................................5
                  Superior Takeover Proposal..................................5
                  Termination Date............................................5
                  Third Party.................................................5
                  Third Party Claim...........................................5
                  Threatened..................................................5
                  WARN........................................................5

         1. Purchase and Sale of Assets; Assumption of Specified Liabilities..5
            -------- --- ---- -- ------- ---------- -- --------- -----------
                  1.1      Agreement to Purchase and Sell.....................5
                  1.2      Purchase Price; Payment.  .........................9
                           -------- ------ -------
                  1.3      Assumption of Specified Liabilities................9
                           ---------- -- --------- -----------
                  1.4      Non-Assumption of Certain Liabilities..............9
                           -------------- -- ------- -----------
                  1.5      Stockholder Approval; Voting......................10
                           ----------- --------- ------
                  1.6      Closing...........................................11
                           -------
                  1.7      Delivery of Schedules.............................11
                           -------- -- ---------
                  1.8      Allocation of Purchase Price......................11
                           ---------- -- -------- -----
                  1.9      Closing Balance Sheet Adjustment..................11
                           ------- ------- ----- ----------


589876.1
                                       ii

         2.       Representations and Warranties of Seller...................12
                  --------------- --- ---------- -- ------
                  2.1      Existence; Good Standing; Corporate Authority;
                           ---------- ---- --------- --------- ----------
                           Compliance With Law...............................12
                           ---------- ---- ---
                  2.2      Authorization, Validity and Effect of Agreements..13
                           -------------- -------- --- ------ -- ----------
                  2.3      Capitalization and Ownership......................13
                           -------------- --- ---------
                  2.4      Affiliated Entities...............................14
                           ---------- --------
                  2.5      Jurisdictions.....................................15
                           -------------
                  2.6      Records...........................................15
                           -------
                  2.7      Officers and Directors; Bank Accounts; Powers of
                           -------- --- ---------- ---- --------- ------ --
                             Attorney........................................15
                             --------
                  2.8      Financial Statements.  ...........................15
                           --------- ----------
                  2.9      Undisclosed Liabilities...........................16
                           ----------- -----------
                  2.10     Absence of Certain Changes or Events..............17
                           ------- -- ------- ------- -- ------
                  2.11     Taxes.............................................18
                           -----
                  2.12     Real Property.....................................18
                           ---- --------
                  2.13     Personal Property.................................18
                           -------- --------
                  2.14     Title to Property; Encumbrances...................19
                           ----- -- --------- ------------
                  2.15     Insurance.........................................19
                           ---------
                  2.16     Business Property Rights..........................19
                           -------- -------- ------
                  2.17     Collective Bargaining Agreements..................20
                           ---------- ---------- ----------
                  2.18     Employees.........................................21
                           ---------
                  2.19     Other Contracts...................................22
                           ----- ---------
                  2.20     No Breach or Default..............................22
                           -- ------ -- -------
                  2.21     Litigation........................................22
                           ----------
                  2.22     Accounts Receivable...............................23
                           -------- ----------
                  2.23     Inventories and Supplies..........................23
                           ----------- --- --------
                  2.24     Environmental Matters.............................23
                           ------------- -------
                  2.25     Customers and Suppliers...........................24
                           --------- --- ---------
                  2.26     No Brokers........................................24
                           -- -------
                  2.27     No Misrepresentation or Omission..................24
                           -- ----------------- -- --------
                  2.28     Survival of Representations and Warranties........25
                           -------- -- --------------- --- ----------

         3.       Representations and Warranties of Buyer....................25
                  --------------- --- ---------- -- -----
                  3.1      Existence; Good Standing; Corporate Authority;
                           ---------- ---- --------- --------- ----------
                              Compliance With Law............................25
                              ---------- ---- ---
                  3.2      Authorization, Validity and Effect of Agreements. 25
                           -------------- -------- --- ------ -- ----------
                  3.3      Survival of Representations and Warranties........26
                           -------- -- --------------- --- ----------

         4.       Indemnification............................................26
                  ---------------
                  4.1      Indemnification by Seller.........................26
                           --------------- -- ------
                  4.2      Indemnification by Buyer.  .......................28
                           --------------- -- -----
                  4.3      Conditions of Indemnification.....................28
                           ---------- -- ---------------
                  4.4      Monetary Limits of Indemnification................29
                           -------- ------ -- ---------------
                  4.5      Environmental Remediation.........................31
                           ------------- -----------

         5.       Other Covenants and Agreements.............................32
                  ----- --------- --- ----------
                  5.1      Guaranty of Receivables...........................32
                           -------- -- -----------
589876.1
                                       iii

                  5.2      Restrictive Covenants.............................32
                           ----------- ---------
                  5.3      Escrow............................................34
                           ------
                  5.4      Conduct of the Business...........................36
                           ------- -- --- --------
                  5.5      Due Diligence; Access to Information and Customers37
                           --- ---------- ------ -- ----------- --- ---------
                  5.6      Acquisition Proposals.............................39
                           ----------- ---------
                  5.7      Public Announcements..............................40
                           ------ -------------
                  5.8      Notification of Certain Matters...................40
                           ------------ -- ------- -------
                  5.9      Best Efforts......................................40
                           ---- -------
                  5.10     Execution of Additional Documents.................40
                           --------- -- ---------- ---------
                  5.11     Fees and Expenses.................................41
                           ---- --- --------
                  5.12     Limitation of Liability...........................41
                           ---------- -- ---------
                  5.13     HSR Act Filings...................................41
                           --- --- -------
                  5.14     Employees.........................................41
                           ---------
                  5.15     Dispute Resolution................................42
                           ------- ----------

         6.       Conditions of Closing......................................42
                  6.1      Buyer's Conditions to Closing.....................42
                  6.2      Seller's Conditions to Closing....................45

         7.       Termination and Abandonment................................46
                  7.1      Reasons for Termination...........................46
                  7.2      Procedure Upon and Effect of Termination..........47

         8.       Miscellaneous..............................................48
                  -------------
                  8.1      Notices.  ........................................48
                           -------
                  8.2      Binding Effect; Benefits..........................49
                           ------- ------- --------
                  8.3       Entire Agreement.................................49
                            ------ ---------
                  8.4      Governing Law.....................................49
                           --------- ---
                  8.5      Survival..........................................49
                           --------
                  8.6      Counterparts......................................49
                           ------------
                  8.7      Headings..........................................50
                           --------
                  8.8      Waivers...........................................50
                           -------
                  8.9      Incorporation of Exhibits and Schedules...........50
                           ------------- -- -------- --- ---------
                  8.10     Severability......................................50
                           ------------
                  8.11     Assignability.....................................50
                           -------------
                  8.12     Drafting..........................................50
                           --------
                  8.13     References........................................51
                           ----------
                  8.14     Calendar Days, Weeks and Months...................51
                           -------- ----- ----- --- ------
                  8.15     Gender; Plural and Singular.......................51
                           ------- ------ --- --------
                  8.16     Cumulative Rights.................................51
                           ---------- ------
                  8.17     No Implied Covenants..............................51
                           -- ------- ---------
                  8.18     Attorneys' Fees...................................51
                           ---------- ----
                  8.19     Indirect Action...................................51
                           -------- ------


589876.1
                                       iv

         SCHEDULES...........................................................53

         EXHIBITS............................................................54


589876.1
                                        v

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is entered into this _____ day of September, 1998, by and between HydroChem Industrial Services, Inc., a Delaware corporation ("Buyer"), and Valley Systems, Inc., a Delaware corporation ("Seller").

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of Seller for the consideration and upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   Definitions

         For purposes of this Agreement, the following terms have the following meanings.

         "affiliate"--as defined in Section 4.1.

         "Agreement"--this Asset Purchase Agreement.

         "Assets"--as defined in Section 1.1.1.

          "Bill of Sale,  Assignment  and Assumption  Agreement"--as  defined in
Section 1.1.3.

         "Board"--as defined in Section 1.5.

         "Business Property Rights"--as defined in Section 2.16.2.

         "Buyer"--HydroChem Industrial Services, Inc., a Delaware corporation.

         "Buyer Indemnitees"--as defined in Section 4.1.

         "Buyer's Ceiling Amount"--as defined in Section 4.4.2.

         "CERCLA"--the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Claim"--as defined in Section 4.3.

         "Closing"--as defined in Section 1.6.

         "Closing Balance Sheet"--as defined in Section 2.8.5.

         "Closing Date"--as defined in Section 1.6.

         "Closing Financial Statements"--as defined in Section 2.8.5.

         "Closing Schedules"--as defined in Section 1.7.
 .
         "Code"--the Internal Revenue Code of 1986, as amended, and the regulations and rules issued pursuant thereto, as amended.

         "control"--as defined in Section 4.1.

         "Customer"--as defined in Section 5.2.1.

         "Delivery Date"--as defined in Section 1.7.

         "Employee"--any employee of Seller or any Subsidiary.

         "Encumbrances"--as defined in Section 2.4.2.

         "Environment"--soil, land surface or subsurface strata, surface waters (including navigable water, ocean waters, streams, ponds, drainage basins, and wetlands), ground water, sediments, ambient air and natural resources.

         "Environmental Contamination"--as defined in Section 4.5.1.

         "Environmental Due Diligence Review"--as defined in Section 5.5.2.

         "Environmental Law"--any federal, state, or local law that governs protection of the Environment, including, without limitation, those laws relating to the Release, storage or handling of Hazardous Materials; those relating to the treatment, storage, transport, disposal, or other management of waste materials of any kind, and those relating to the protection of Environmentally sensitive areas.

         "Environmental   Liabilities"--any   costs,  damages,   expense,  fine,
penalty, costs of investigation and remediation or any other liability arising from or under any Environmental Law.

         "Environmental Remediation"--as defined in Section 4.5.2.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Escrow Agent"--as defined in Section 5.3.1

         "Escrow Agreement"--as defined in Section 5.3.1.


a-72684.2
                                        2

         "Escrow Fund"--as defined in Section 1.2.

         "Exchange Act"--as defined in Section 2.8.1.

         "Expenses"--as defined in Section 5.11.

         "Facilities"--any  real  property,   leaseholds,   or  other  interests
currently owned or operated by Seller or any Subsidiary and any buildings, plants or structures currently owned or operated by Seller or any Subsidiary.

         "Former Facilities"--any real property, leaseholds, or other interests formerly owned or operated by Seller or any Subsidiary and any buildings, plants or structures formerly owned or operated by Seller or any Subsidiary.

         "Financial Statements"--as defined in Section 2.8.4.

         "Floor Amount"--as defined in Section 4.4.

         "fraud"--fraud perpetrated or alleged to have been perpetrated by an Indemnifying Party against an Indemnified Party.

          "GAAP"--United   States  generally  accepted  accounting   principles,
applied on a consistent basis.

         "Governmental Body"--any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b)     federal, state, local, municipal, foreign, or other government;

          (c) governmental authority of any nature (including any governmental agency, branch, department, or entity and any court or other tribunal);

         (d)      multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Materials"--any "hazardous substance," "pollutant or contaminant," and "petroleum" and "natural gas liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and/or the Environment including, without limitation, PCB's, lead paint, asbestos, and radioactive materials.


a-72684.2
                                        3

         "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Indemnified Party"--as defined in Section 4.3.

         "Indemnifying Party"--as defined in Section 4.3.

         "knowledge"--the actual knowledge of any director, officer, regional manager, or branch manager of Seller.

         "Leases"--as defined in Section 2.12.2.

         "Legal Requirement"--any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Losses"--as defined in Section 4.1.

         "material"--an item is "material" if its presence or absence, as required by the context, would have a material adverse effect upon the assets, financial condition, results of operations, business or affairs of a Person and any affiliates of such Person with whom such Person, in accordance with GAAP, consolidates financial statements, taken as a whole.

         "Order"--any award, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Preliminary Schedules"--as defined in Section 1.7.
 .
         "Proceeding"--any action, arbitration, audit, hearing, investigation, inquiry, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Proxy Materials"--as defined in Section 1.5.

         "Purchase Price"--as defined in Section 1.2.

         "Receivables Guaranty"--as defined in Section 5.1.


a-72684.2
                                        4

         "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, pumping, pouring, emptying, or injecting into the Environment, whether intentional or unintentional.

         "Rules"--as defined in Section 5.15.

          "Schedules"--all   Schedules   to  this   Agreement,   including   the
Preliminary Schedules and the Closing Schedules.

         "SEC"--as defined in Section 2.8.2.
 .
         "SEC Reports"--as defined in Section 2.8.2.

         "Securities Act"--as defined in Section 2.8.1.

         "Seller"--Valley Systems, Inc., a Delaware corporation.

         "Seller's Ceiling Amount"--as defined in Section 4.4.1.

         "Stockholders"--as defined in Section 2.3.

         "Stockholders' Meeting"--as defined in Section 1.5.

         "Subsidiary"--as defined in Section 2.4.1.

         "Superior Takeover Proposal"--as defined in Section 5.6.

         "Termination Date"--as defined in Section 5.4.1.

         "Third Party"--as defined in Section 5.6.

         "Third Party Claim"--as defined in Section 4.3.

         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand, notice or statement has been made (orally, to the knowledge of Seller, or in writing).

         "WARN"--as defined in Section 2.18.7.


a-72684.2
                                        5

          1. Purchase and Sale of Assets; Assumption of Specified Liabilities.

                  1.1      Agreement to Purchase and Sell.

                           1.1.1 Upon the terms and  subject  to the  conditions
                  set forth herein and upon the representations and warranties made herein by each of the parties hereto to the other, at the Closing (as such term is hereinafter defined), Seller shall sell, grant, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the assets and properties of Seller of every kind, nature and description (wherever located), as the same shall exist on the Closing Date, except those assets and properties specifically excluded pursuant to Section 1.1.2 hereof (said assets and properties so to be sold, granted, conveyed, transferred, assigned and delivered to Buyer being hereinafter collectively referred to as the "Assets"). Without limiting the generality of the foregoing, the Assets shall include, but shall not be limited to, the following assets and properties of Seller:

                                    (i) all  real  property,  interests  in real
                           property (including, without limitation, leases), and structures and improvements located on real property, and all the easements and uses which benefit any such real property;

                                    (ii)    all notes and accounts receivable;

                                    (iii)    all     machinery,     inventories,
                           inventories of parts, computers, furniture, furnishings, fixtures, office supplies and equipment, automobiles, trucks, vehicles, returnable containers, tools and parts, and work in process;

                                    (iv)  all  technology,   know-how,  designs,
                           devices, processes, methods, inventions, drawings, schematics, specifications, standards, trade secrets and other proprietary information, and all patents and applications therefor and all trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses thereto, together with the goodwill and the business appurtenant thereto;

                                    (v)      all      drawings,      blueprints,
                           specifications, designs and data of Seller (including drawings, blueprints, specifications, designs and data of Seller used by or in the possession of any Third Party);

                                     (vi)  all  catalogues,   brochures,   sales
                            literature, promotional material and other selling material of Seller;

                                     (vii) all books and  records and all files,
                            documents, papers, agreements, books of account and other records pertaining to the Assets or

a-72684.2
                                        6
                            to the business of Seller which are located at the offices, plants, warehouses or other locations used in connection with the Assets;

                                    (viii) all  rights,  title and  interest  of
                           Seller under all contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments Buyer will assume pursuant to Section 1.3 hereof;

                                     (ix) all  laboratory  equipment  (including
                            laboratory   notes  and   supplies)   and   chemical
                            inventories;

                                     (x)  all   lists  of  past,   present   and
                            qualified prospective customers of the business of Seller;

                                    (xi) all  goodwill  relating to the business
                           of Seller as a going concern, together with the right to represent oneself to third parties as the new owner of such business;

                                     (xii) all governmental and product licenses
                            and permits, approvals, license and permit applications and license and permit amendment applications;

                                    (xiii) all  claims  against  third  parties,
                           whether or not asserted and whether now existing or hereafter arising, related to the business of Seller or the Assets (including, without limitation, all claims based on any indemnities or warranties in favor of Seller relating to any of the Assets);

                                     (xiv) all other  assets and rights of every
                            kind and nature, real or personal, tangible or intangible, of Seller;

                                     (xv)  all  cash  on  hand,  including  bank
                            accounts and temporary cash investments;

                                     (xvi) all claims  for  refunds of taxes and
                            other governmental charges for periods ending on or prior to the Closing Date;

                                     (xvii) all  shares of capital  stock of the
                            Subsidiaries; and

                                     (xviii)   all  safe   deposit   boxes   and
                            lockboxes, as well as the contents thereof.

                           Without limiting the generality of the foregoing, the
                  Assets shall, except as set forth in Section 1.1.2 hereof, include all assets set forth in a detailed list of fixed assets as of June 30, 1998, prepared from the accounting records of Seller and attached hereto as Schedule 1.1.1, and all such assets as may have been acquired by Seller which would be included on a list prepared in like manner from such

a-72684.2
                                        7
                  accounting records as of the Closing Date, except any such assets which may have been disposed of since June 30, 1998, in the ordinary course of business on a basis consistent with past practice.

                           1.1.2 Anything herein contained to the contrary notwithstanding, the following assets and properties of Seller are specifically excluded from the Assets and shall be retained by Seller:

                                     (i) claims or rights  against third parties
                            relating to liabilities or obligations which are not expressly assumed by Buyer pursuant to Section 1.3 hereof; and

                                  (ii) rights under insurance policies, including rights to any cancellation value on the Closing Date, except that Seller shall assign, to the extent such assignment is enforceable, to Buyer rights under policies (or make the proceeds available) with respect to claims arising out of transactions prior to the Closing Date which Buyer shall have agreed to assume pursuant to Section 1.3 below; in the event that such an assignment is not enforceable and in order that the full value of all rights of the character described in this clause (ii) of this Section 1.1.2 and all claims on such policies may be realized, Seller shall, by itself or by its agents, at the request and expense and under the direction of Buyer, until the entire Escrow Fund has been released pursuant to Section 5.3 hereof, in the name of Seller or otherwise as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary or proper (x) in order that the rights of Seller under such policies shall be preserved and (y) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to Seller in and under every such policy in respect of every such claim, and Seller shall hold the same for the benefit of and pay the same over promptly to Buyer.

                                  (iii) Seller's  stock books,  minute books and
                         other corporate and financial books and records (but Seller shall, upon request by Buyer and, after Closing, at Buyer's expense, provide copies of such financial books and records to Buyer).

                         1.1.3 Subject to Section 1.1.4 hereof,  at the Closing,
                Seller shall execute and deliver to Buyer (i) a Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit "A" (the "Bill of Sale, Assignment and Assumption Agreement"), under the terms of which Seller shall sell, grant, convey, assign, transfer and deliver the Assets to Buyer, and
                (ii) such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be reasonably requested by Buyer in order to carry out the intentions and purposes hereof.


a-72684.2
                                        8

                         1.1.4 Nothing in this  Agreement  shall be construed as
                an attempt or agreement to assign (i) any contract, agreement, license, lease, sales order, purchase order or other commitment which is nonassignable without the consent of the other party or parties thereto unless such consent shall have been given or
                (ii) any contract or claim as to which all the remedies for the enforcement thereof enjoyed by Seller would not pass to Buyer as an incident of the assignments provided for hereby. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) of this Section
                1.1.4 and all claims and demands on such contracts may be realized, Seller shall, by itself or by its agents, at the request and expense and under the direction of Buyer, until the entire Escrow Fund has been released pursuant to Section 5.3 hereof, in the name of Seller or otherwise as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary or proper (x) in order that the rights and obligations of Seller under such contracts shall be preserved and (y) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to Seller in and under every such contract and claim and in respect of every such claim and demand, and Seller shall hold the same for the benefit of and pay the same over promptly to Buyer.

                1.2 Purchase Price; Payment. Upon the terms and subject to the conditions set forth herein, in reliance upon the representations, warranties, covenants and agreements of Seller contained herein, and in exchange for the sale, grant, conveyance, assignment, transfer and delivery of the Assets, Buyer agrees, subject to Section 1.9 hereof, to pay to Seller the sum of $29,800,771 (the "Purchase Price"), payable at the Closing as follows: (i) by wire transfer of $25,800,771 in immediately available funds to Seller in such bank accounts as designated by Seller in writing to Buyer at least 24 hours prior to the Closing; and (ii) by depositing $4,000,000 (the "Escrow Fund") with the Escrow Agent to be held and disposed of pursuant to the Escrow Agreement.

                1.3 Assumption of Specified Liabilities. At the Closing, and as additional consideration for the sale, grant, conveyance, assignment, transfer and delivery of the Assets, subject, however, to Sections 1.1.4 and 1.4 hereof, Buyer shall assume and agree to pay, perform and discharge when due only the following:

                         (i) those  liabilities  or  obligations of Seller which
                are listed on Schedule 1.3A hereof (which shall be the detail of the liabilities reflected in the balance sheet included in the Financial Statements dated June 30, 1998 as updated to the Closing Date pursuant to Section 1.9 hereof) which updated
                Schedule 1.3A shall prevail in the event of a conflict between the Closing Balance Sheet and such updated Schedule 1.3A); and

                         (ii) those  liabilities and obligations of Seller which
                arise under the terms of a contract, agreement, license, lease, sales order, purchase order or other commitment which is listed on Schedule 1.3B hereof (as updated to the Closing Date pursuant to Section 1.9 hereof) or is not required by the last sentence of this Section

a-72684.2
                                        9

                1.3(ii) to be so listed. Schedule 1.3B shall only list (x) master service agreements of Seller assumed by Buyer and (y) contracts, agreements, licenses, leases, sales orders, purchase orders or other commitments of Seller assumed by Buyer which involve services or annual payments to or from Seller in excess of $10,000.

                Subject to Sections 1.1.4 and 1.4 hereof, at the Closing, Buyer shall execute and deliver to Seller the Bill of Sale, Assignment and Assumption Agreement assuming the liabilities and obligations of Seller referred to in this Section 1.3.

                1.4 Non-Assumption of Certain Liabilities. Buyer is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of Seller of any kind or nature whatsoever, except as expressly provided in Section 1.3 hereof. Anything in Section 1.3 hereof or elsewhere herein to the contrary notwithstanding and without limiting the generality of the foregoing, it is hereby agreed that Buyer is not assuming, and shall not be deemed to have assumed, any liability and shall not have any obligation for or with respect to any liability or obligation of Seller:

                         (i)      under any employee benefit plan of Seller;

                         (ii) in respect of (x) any sales,  use or excise taxes,
                income taxes, taxes based on or measured by income or franchise taxes attributable to periods or events prior to or ending on the Closing Date or (y) any sales, use or excise taxes, income taxes, or any other taxes, legal, accounting, brokerage, finder's fees, or other expenses of whatsoever kind or nature incurred by Seller or any affiliate, stockholder, director, Employee or officer of Seller as a result of the consummation of the transactions contemplated hereby (other than such taxes, fees and expenses which are accrued in the ordinary course of business prior to Closing);

                         (iii) arising out of any action, condition, suit or proceeding based upon an event occurring or a claim arising (x) prior to the Closing Date or (y) after the Closing Date in the case of claims in respect of products sold or services provided by Seller prior to the Closing Date and attributable to acts performed or omitted by Seller prior to the Closing Date, provided, however, that Buyer shall assume any such liability or obligation to the extent it has been reserved against on the Closing Balance Sheet;

                         (iv) pursuant to existing loan  agreements  (other than
                payment obligations assumed pursuant to Section 1.3 above), and all agreements executed in connection therewith; or

                         (v) to any  present  or  former  shareholder,  officer,
                director or Employee of Seller (including, without limitation, for bonuses, fringe benefits, vacation or holiday pay, wages or severance pay, but excluding any accrued liabilities specifically assumed by Buyer pursuant to Section 1.3 above).


a-72684.2
                                       10

                1.5 Stockholder Approval; Voting. Seller, acting through its Board of Directors (the "Board"), shall, unless there exists a Superior Takeover Proposal, as soon as practicable after the date hereof (i) duly call, prepare (in cooperation with Buyer) and give written notice of, convene and hold a special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement and all transactions contemplated hereby;
        (ii) include in such written notice of the Stockholders' Meeting the recommendation of the Board that the stockholders of Seller vote in favor of the approval and adoption of this Agreement and all transactions contemplated hereby, unless the Board has determined, in accordance with Section 5.6, that there exists a Superior Takeover Proposal, in which case the Board may recommend that the stockholders of Seller vote against the approval and adoption of this Agreement and all transactions contemplated hereby; (iii) distribute to its stockholders the definitive proxy materials with respect to the sale of the Assets in accordance with Regulation 14A under the Exchange Act, other applicable federal and state laws, (the "Proxy Materials") and (iv), use its reasonable efforts to obtain the necessary approvals by Seller's stockholders of this Agreement and all transactions contemplated hereby. Contemporaneously herewith, each of Rollins Investment Fund and Rollins Holding Company, Inc., has executed an agreement whereby each of them has agreed to vote or cause to be voted at the Stockholders' Meeting all shares of capital stock respectively beneficially owned by them in favor of the transactions contemplated by this Agreement unless there exists a Superior Takeover Proposal.

                1.6 Closing. The closing of the purchase and sale of the Assets provided herein (the "Closing") shall occur (i) at the office of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, at 10:00 a.m., local time, on the first business day immediately following the day on or by which the last to be fulfilled or waived of the conditions set forth in Section 6 hereof shall be fulfilled or waived in accordance herewith or (ii) at such other time and place or on such other date as Seller and Buyer may mutually agree (such date and time of Closing being herein referred to collectively as the "Closing Date").

                1.7 Delivery of Schedules and Exhibits. Within twenty business days of the date of this Agreement, Seller shall deliver to Buyer all schedules and Exhibits to this Agreement (the date of such delivery being referred to herein as the "Delivery Date"), such schedules being true and correct in all material respects at and as of the Delivery Date (except for Schedules 1.1.1 and 1.3A, which shall be true and correct at and as of June 30, 1998) (collectively, the "Preliminary Schedules"). The Preliminary Schedules shall be updated as required pursuant to
        Section 1.3 hereof and otherwise as necessary so as to be true and correct at and as of the Closing Date (collectively, as so updated, the "Closing Schedules"). The Closing Schedules shall be delivered in accordance with Section 1.9 hereof; provided that any objection by Buyer to any of the Closing Schedules delivered not later than five days prior to Closing must be made by Buyer prior to Closing. Each of the Preliminary Schedules and the Closing Schedules shall be in a form reasonably satisfactory to Buyer.


a-72684.2
                                       11

                1.8 Allocation of Purchase Price. The consideration given by Buyer under this Agreement (including without limitation the payment of the Purchase Price and the assumption of liabilities pursuant to Section
        1.3  hereof)  shall be  allocated  among the Assets in  accordance  with section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. A schedule setting forth such proposed allocations shall be prepared by Buyer and delivered to Seller within 120 days following the Closing Date. The allocation as set forth on such schedule shall be reasonably determined by Buyer and shall be reasonably satisfactory to Seller. Buyer and Seller agree to make such allocation in filing their respective tax returns or declarations for applicable United States income tax purposes.

                1.9      Closing Balance Sheet Adjustment.

                         1.9.1 Within 45 days following the Closing Date, Seller, with the reasonable assistance and cooperation of Buyer (including use of employees of Buyer who were employees of Seller immediately prior to Closing at no cost to Seller), shall prepare and deliver to Buyer the Closing Balance Sheet and the Closing Schedules. The Closing Balance Sheet and the Closing Schedules shall be prepared from the books and records of Seller and the Subsidiaries concerning their respective businesses in accordance with GAAP on a basis consistent with that used in the preparation of the balance sheet included in the Financial Statements dated June 30, 1998. Buyer, with the reasonable assistance and cooperation of Seller, shall have 30 days to review the Closing Balance Sheet and the Closing Schedules after receipt thereof from Seller. On or before the expiration of such 30-day period, Buyer shall deliver to Seller a written statement accepting or objecting to the Closing Balance Sheet and the Closing Schedules. In the event that Buyer shall object to the Closing Balance Sheet, the Closing Schedules or both, such statement shall include a detailed itemization of Buyer's objections and its reasons therefor. If no statement is delivered by Buyer to Seller within such 30-day period, Buyer shall be deemed to have accepted the Closing Balance Sheet and the Closing Schedules.

                         1.9.2 In the event that Buyer  shall  timely  object to
                the Closing Balance Sheet, Buyer and Seller shall promptly meet and in good faith attempt to resolve such objection or objections. Any of such objections which cannot be resolved between Buyer and Seller within 30 days following Seller's receipt of Buyer's statement of objections shall be submitted to binding arbitration conducted by the independent accounting firm of Arthur Andersen LLP. In the event that Buyer shall timely object to any of the Closing Schedules, such objection shall be resolved in accordance with Section 5.15 hereof.

                         1.9.3 In the event that the net assets reflected on the
                Closing Balance Sheet, after all of Buyer's objections thereto shall have been resolved in accordance with Section 1.9.2 hereof, are greater or less than $5,353,593 (i.e. the amount of the net assets reflected on the balance sheet included in the Financial Statements dated June 30, 1998), then the amount of any such excess or deficiency shall be paid to Seller (in the case of an excess) or Buyer (in the case of a deficiency) by the other by wire

a-72684.2
                                       12
                transfer of immediately available United States funds within three business days of such resolution, receipt of Buyer's written acceptance of the Closing Balance Sheet or expiration of Buyer's 30-day period for objection to the Closing Balance Sheet.

        2. Representations and Warranties of Seller. Subject to attachment of the Schedules as provided in Section 1.7 hereof, Seller hereby represents and warrants to Buyer as follows (Seller reserving the right to attach at the Delivery Date and update at and as of the Closing Date Schedules in addition to those called for herein and to add references thereto in the following warranties and representations as appropriate):

                2.1 Existence; Good Standing; Corporate Authority; Compliance With Law. Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not be material; (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in material default with respect to any Order of any Governmental Body or arbitration board; (v) is not in material violation of any Legal Requirement to which it is subject; and (vi) has obtained all material licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

                2.2      Authorization, Validity and Effect of Agreements.

                         2.2.1 The execution and delivery of this  Agreement and
                all agreements and documents contemplated hereby by Seller, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board and, except for the approval of Seller's stockholders, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby.

                         2.2.2 This  Agreement  constitutes,  and all agreements
                and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Seller enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.


a-72684.2
                                       13

                         2.2.3 The execution  and delivery of this  Agreement by
                Seller does not, and the consummation of the transactions contemplated hereby by Seller will not, except as set forth in
                Schedule 2.2 hereof (which Schedule 2.2 will include reference to compliance with the HSR Act), (i) require the consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any Third Party;
                (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance upon any part of the property of Seller or any Subsidiary pursuant to any provision of, any Order, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Seller or any Subsidiary is a party or by which any of them is bound; or (iii) violate or conflict with any provision of the bylaws or the Certificate of Incorporation of Seller or of any Subsidiary as amended to the date hereof.

                2.3 Capitalization and Ownership. The authorized capital stock of Seller consists solely of (i) 12,000,000 shares of common stock, par value $.01 per share, of which 7,906,617 shares and no more are presently issued and outstanding and (ii) 55,000 shares of Series C preferred stock, par value $0.10 per share, of which 55,000 shares and no more are presently issued and outstanding. All of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth in Schedule 2.3B hereof, there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require Seller to sell or issue, or to require the Stockholders to sell or otherwise transfer, any capital stock or other securities of Seller.

                2.4      Affiliated Entities.

                         2.4.1 Except as set forth in Schedule 2.4 hereof, Seller does not own, directly or indirectly, a majority or controlling interest in any corporation, business trust, joint stock company, partnership or other business organization or association relating to the business operations of Seller. The affiliated entities set forth in Schedule 2.4 hereof are hereinafter referred to individually as a "Subsidiary" and collectively as the "Subsidiaries". Schedule 2.4 includes each significant subsidiary, as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC, of Seller.

                         2.4.2  Except as  otherwise  set forth in Schedule  2.4
                hereof, Seller owns, directly or indirectly, all of the issued and outstanding capital stock or other securities or ownership interest of each of the Subsidiaries free and clear of all options, indentures, mortgages, leases, licenses, restrictions (other than restrictions under applicable securities laws), liens, charges, assessments, pledges, security interests, adverse claims, equities, limitations, community property interests, conditions, equitable interests, rights of first refusal, easements, servitudes or other encumbrances of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (collectively,

a-72684.2
                                       14

                "Encumbrances"), and all of the capital stock or other securities or ownership interests in each of the Subsidiaries which is owned, directly or indirectly, by Seller have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.4 hereof, none of the Subsidiaries has any commitment to issue or sell any shares of its capital stock or other securities or ownership interest or any securities or obligations convertible into or exchangeable for, or giving any Person (other than Seller) any right to acquire from such Subsidiary, any shares of capital stock or other securities or ownership interest of such Subsidiary.

                         2.4.3 Each  Subsidiary (i) is duly  organized,  validly
                existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite power and authority to own its properties and carry on its business as now conducted;
                (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not be material; (iv) has obtained all material licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted; (v) is not in material default with respect to any order of any court, governmental authority or arbitration board or tribunal to which it is a party or is subject; and (vi) is not in material violation of any laws, ordinances, governmental rules or regulations to which it is subject.

                         2.4.4 No Subsidiary  nominally or beneficially owns any
                material assets or is subject to any material liabilities.

                2.5 Jurisdictions. Schedule 2.5 hereof contains a list of all jurisdictions in which Seller and each Subsidiary is presently licensed or qualified to do business. To the best knowledge of Seller, Seller and each Subsidiary has complied in all material respects with all applicable laws of each such jurisdiction and all applicable rules and regulations of each regulatory agency therein. Neither Seller nor any Subsidiary (i) has been denied admission to conduct any type of business in any jurisdiction in which it is not presently admitted as set forth in such Schedule 2.5, (ii) has had its license or qualifications to conduct business in any jurisdiction revoked or suspended, or (iii) has been involved in any Proceeding to revoke or suspend a license or qualification.

                2.6 Records. Seller shall have delivered or made available to Buyer and its counsel on or prior to the Delivery Date true and complete copies of the Certificate of Incorporation, bylaws, minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, partnership agreements and certificates, and other organizational documents, of Seller and each Subsidiary, and such documents are in full force and effect on the date hereof.


a-72684.2
                                       15

                2.7 Officers and Directors; Bank Accounts; Powers of Attorney. The officers and directors of each Subsidiary are as set forth in
        Schedule 2.7 hereof. Schedule 2.7 hereof also sets forth (i) the name of each bank, savings institution or other Person with which Seller or any Subsidiary has an account, lockbox or safe deposit box and the names and identification of all Persons authorized to drawn thereon or to have access thereto, and (ii) the names of all Persons, if any, holding powers of attorney from any Subsidiary and a summary statement of the terms thereof.

                2.8      Financial Statements.

                         2.8.1 Since June 30, 1996,  the filings  required to be
                made by Seller and the Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been filed with the SEC as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and Seller and the Subsidiaries have complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

                         2.8.2 Seller  shall have made  available to Buyer on or
                prior to the Delivery Date a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Seller and the Subsidiaries with the Securities and Exchange Commission (the "SEC") since June 30, 1996 (such documents as filed, and any and all amendments thereto, being collectively referred to herein as the "SEC Reports").

                         2.8.3 The SEC Reports, including without limitation any
                financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by Seller and the Subsidiaries with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         2.8.4 The audited consolidated financial statements and
                unaudited interim financial statements of Seller and the Subsidiaries included in the SEC Reports (collectively, the "Financial Statements") have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of Seller and the Subsidiaries as included in all forms, reports or other documents filed with the SEC after the date hereof will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of Seller and the Subsidiaries as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the

a-72684.2
                                       16
                case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                         2.8.5 As soon as  reasonably  practical  following  the
                Closing Date, Seller (with the reasonable assistance and cooperation of Buyer and employees of Buyer who were employees of Seller immediately prior to Closing, such assistance to be at no cost to Seller) will cause to be prepared each of the following with respect to Seller and the Subsidiaries, as at and of the Closing Date: an audited consolidated balance sheet (the "Closing Balance Sheet"), an audited consolidated statement of operations, an audited consolidated statement of cash flows and an audited consolidated statement of stockholders' equity (collectively with the Closing Balance Sheet, the "Closing Financial Statements"), which Closing Financial Statements will be prepared in accordance with GAAP on a basis consistent with the Financial Statements. In addition, the Closing Balance Sheet shall be in the form of the balance sheet included in the Financial Statements dated June 30, 1998. One half of the fees paid to independent accounting firms incurred in connection with the preparation of the Closing Financial Statements shall be paid by Seller and the other half shall be paid by Buyer.

                2.9 Undisclosed Liabilities. Neither Seller nor any of the Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the audited consolidated financial statements of Seller or reflected in the notes thereto for the year ended June 30, 1998, (ii) have been accrued or been reserved against since June 30, 1998, and are disclosed on Schedule 2.9 or (iii) that were incurred after June 30, 1998, in the ordinary course of business and would not have a material effect on Seller or any Subsidiary.

                 2.10 Absence of Certain Changes or Events. Since June 30, 1998, neither Seller nor any Subsidiary has:

                         (i) incurred  any  obligation  or  liability  (fixed or
                contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

                         (ii) discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                         (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets or properties (other than inchoate real estate tax liens not due and payable, mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

a-72684.2
                                       17

                         (iv) transferred,  leased or otherwise  disposed of any
                of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                          (v) cancelled or compromised any debt or claim, except
                 in the ordinary course of business and consistent with past practice;

                          (vi) waived or released any rights of material value;

                         (vii) except pursuant to those contracts  listed on the
                Schedules hereof, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                         (viii) made or granted any wage or salary increase applicable to any group or classification of Employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or Employee, except in the ordinary course of business or as listed on the Schedules hereof;

                          (ix) entered into any transaction, contract or commitment, except (a) contracts listed on the Schedules hereof and (b) this Agreement and the transactions contemplated hereby; or

                         (x) suffered any  casualty  loss or damage  (whether or
                not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business.

                2.11 Taxes. Seller and each Subsidiary (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date hereof which relate to it or with respect to which it or the Assets are liable or otherwise in any way subject; (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed); and (iii) has properly accrued for all such taxes accrued in respect of it or the Assets for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date hereof and no audits are in process and no notification of audit to begin has been received for which claims are unasserted. Seller's tax returns for tax year 1995 have been audited by the Internal Revenue Service. Copies of all federal, state, local and foreign income (or franchise) tax returns of Seller and the Subsidiaries for tax years 1996 and thereafter have been made available for inspection by Buyer.


a-72684.2
                                       18

                2.12     Real Property.

                         2.12.1  Schedule  2.12A  hereof   identifies  the  real
                property owned, either in whole or in part, by Seller and each Subsidiary.

                         2.12.2 Schedule 2.12B hereof identifies the real property leased or subleased by Seller and any Subsidiary (the "Leases"). Neither Seller nor any Subsidiary has received any written notification that it is in default with respect to any of the Leases nor are there any disputes between any landlord and Seller or any Subsidiary with respect to the Leases that would affect the right of Seller or such Subsidiary, as the case may be, to remain in possession or otherwise affect the current use of the property leased. Except as set forth in Schedule 2.12B hereof, Seller or such Subsidiary, as the case may be, has performed all material obligations required to be performed by it to date under, and is not in material default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default. To the best of Seller's knowledge, no other party to any Lease is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                         2.12.3 True and  complete  copies of all Leases and all
                title reports, surveys and other leases relating to the real property owned by Seller or the Subsidiaries shall have been made available to Buyer or its representatives on or prior to the Delivery Date.

                2.13 Personal Property. The machinery, equipment, furniture, fixtures and other tangible personal property owned, leased or used by Seller or any of the Subsidiaries are sufficient and adequate to carry on their respective businesses as presently conducted and are in good operating condition and repair and are suitable for the purposes for which they are used, normal "wear and tear" excepted.

                2.14 Title to Property; Encumbrances. Seller and each Subsidiary has good, valid and, in the case of real properties, marketable title to all the properties and assets shown on the Financial Statements or thereafter acquired, including the Assets (except for (i) inventory subsequently sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, (ii) accounts receivable subsequently collected in the ordinary course of business consistent with past practice and (iii) immaterial amounts of inventory, machinery and equipment that have been determined to be obsolete or otherwise not necessary and have been disposed of in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances except for any Encumbrance reflected in Schedule
        2.14 hereof. All buildings, structures, improvements and fixtures owned, leased or used by Seller or any Subsidiary in the conduct of their respective businesses conform in all material respects to all applicable codes, and rules adopted by any applicable Governmental Body or national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good operating condition and repair, normal "wear and tear" excepted.

a-72684.2
                                       19

                2.15 Insurance. Schedule 2.15 hereof sets forth a complete list of all policies of or binders for fire, liability, worker's compensation and other forms of insurance owned or held by Seller or any Subsidiary. All such policies, or binders thereof, are in full force and effect, all premiums with respect thereto covering all periods up to and including the respective dates set forth in Schedule 2.15 hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders (i) are sufficient for compliance with all requirements of law currently applicable to Seller or any Subsidiary and of all agreements to which Seller or any such Subsidiary is a party or by which any of them is bound; (ii) are in such amounts and types of coverage as are customarily maintained by businesses of the size and type as Seller's or any such Subsidiary's; (iii) provide insurance coverage adequate for the Assets and present operations of Seller and any such Subsidiary; (iv) will remain in full force and effect through the respective dates set forth in Schedule 2.15 hereof without the payment of additional premiums; and
        (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.15 hereof also identifies all risks which Seller or any Subsidiary has designated as being self-insured. Neither Seller nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

                2.16     Business Property Rights.

                         2.16.1 Schedule 2.16 hereof sets forth (i) all computer
                software, patents, and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date hereof and which are used in connection with the operation of Seller's and each Subsidiary's business, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other trade secrets and proprietary rights, owned or held by Seller and each Subsidiary and which are reasonably necessary to, or used in connection with, the business of Seller or such Subsidiary; and (ii) all licenses (other than shrink wrap licenses) granted by or to Seller or any Subsidiary and all other agreements to which Seller or any Subsidiary is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to any trade secret or other proprietary rights of Seller or any Subsidiary which are reasonably necessary to, or used in connection with, the business of Seller or any Subsidiary.

                         2.16.2 The property referred to in Section 2.16.1 hereof, together with (i) all designs, methods, inventions, know-how, related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by Seller or any Subsidiary which have not been registered (collectively "Business Property Rights"), constitute all such proprietary rights owned or held by Seller or any Subsidiary and which are reasonably necessary to, or used in the conduct of the business of Seller or any Subsidiary. All of those items designated as trade secrets and all related designs, methods, inventions and know-how constitute trade secrets of Seller or any

a-72684.2
                                       20

                Subsidiary within the meaning of all applicable laws, and Seller and each Subsidiary has taken all necessary steps required by law to protect these trade secrets as such. With respect to each such trade secret, the documentation relating to such trade secret is current, accurate, and sufficient in detail and content to identify it and to allow its full and proper use. No such trade secrets are part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any Third Party or otherwise to the detriment of Seller or any Subsidiary.

                         2.16.3 Seller or a Subsidiary, as the case may be, owns
                or has valid rights to use all such Business Property Rights without conflict with the rights of others. Except as set forth in Schedule 2.21 hereof, no Person or corporation has made or, to the knowledge of Seller or the Subsidiaries, Threatened to make any claims that the operation of the business of Seller or the Subsidiaries is in violation of or infringes any other proprietary or trade rights of any Third Party. To the knowledge of Seller or the Subsidiaries, no Third Party is in violation of or is infringing upon any Business Property Rights.

                 2.17 Collective Bargaining Agreements. There are no collective bargaining agreements which relate to any Seller or Subsidiary or to which Seller or any Subsidiary is a party or which cover one or more Employees.

        2.18    Employees.

                         2.18.1 Schedule 2.18. to this Agreement contains a complete and accurate list of the following information for each Employee, including each Employee on leave of absence or layoff status: (i) name; (ii) address; (iii) telephone number; (iv) social security number; (v) date of birth; (vi) job title; (vii) date of hire; (viii) hourly or weekly compensation rate in effect on June 30, 1998, and a comparison of such rate to that in effect on June 30, 1997; (ix) vacation accrued; and (x) service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan. To the best of Seller's knowledge, during the past four years neither Seller nor any Subsidiary has, directly or indirectly, purchased, leased, acquired any property or obtained any services from, or sold, leased, disposed of any property or furnished any services to, or otherwise dealt with any Employee or any Person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Employee, except with respect to remuneration for services rendered as a director, officer or employee of Seller or any Subsidiary.

                         2.18.2 To the best of  Seller's  knowledge,  no part of
                the property or assets of any Employee or any Person, individual or organization directly or indirectly related to any Employee is used by Seller or any Subsidiary.

a-72684.2
                                       21

                         2.18.3 Neither Seller nor any Subsidiary has encountered any actual or threatened Employee strike, work stoppage, slowdown or lockout, or had any material change in its relations with Employees, agents, customers or suppliers for the three years prior to the date of this Agreement. No question concerning representation has been raised or is threatened with respect to the Employees.

                         2.18.4 No  "leased  employee",  as that term is defined
                within the meaning of Section 414(n) of the Code, performs services for Seller or any Subsidiary other than temporary employees.

                         2.18.5 The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee or current or former officer or director of Seller or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement; (ii) accelerate the time or payment or vesting, or increase the amount of compensation due any such Employee, officer or director; or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                         2.18.6 Seller and the Subsidiaries are currently and have always been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of wages and hours, and are not engaged in any unfair labor practice.

                         2.18.7  Neither Seller nor any Subsidiary (i) has taken
                any action which, alone or in conjunction with actions committed by Seller or such Subsidiary prior to the Closing Date to be taken in the future, would constitute a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") or applicable state law; or
                (ii) has issued any notification of a "plant closing" or "mass layoff" required by WARN or by applicable state law.

                2.19 Other Contracts. Schedule 2.19 hereof sets forth all contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which Seller or any Subsidiary is a party, or to which it or any of its assets or properties are subject, and which are not specifically referred to in the other Schedules hereof other than those which are exempted by the terms of Section 1.3(ii) hereof from being listed on Schedule 1.3B. True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in the Schedules will be provided or made available to Buyer and its counsel on or prior to the Delivery Date.

                2.20 No Breach or Default. Neither Seller nor any Subsidiary is in material default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a material default under any such contract. Neither Seller nor any such Subsidiary have any

a-72684.2
                                       22
        reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

                2.21     Litigation.

                         2.21.1 Schedule 2.21 hereof sets forth a list and a summary description of all pending or Threatened Proceedings in respect of Seller and the Subsidiaries, setting forth, with respect to each action or suit, (i) the reserves reflected in the most recent Financial Statements and (ii) the existence and extent of insurance coverage.

                         2.21.2 Except as set forth in Schedule 2.21 hereof, there are no claims or Proceedings pending or Threatened before any Governmental Body or before any arbitrator of any nature, brought by or against Seller or any of the Subsidiaries or any of their respective officers, directors, Employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of Seller or any of the Subsidiaries or the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, Proceeding, dispute or investigation.

                         2.21.3 Neither Seller nor any of the  Subsidiaries  nor
                any of their respective assets or properties is subject to any Order of any Governmental Body or arbitrator, which adversely affects or might reasonably be expected to affect their respective assets, properties, business operation, prospects, net income or financial condition or which would or might reasonably be expected to interfere with the transactions contemplated hereby.

                         2.21.4 Other than as provided in Section 1.4(iii), Buyer is not assuming any liabilities or obligations of Seller or the Subsidiaries set forth on Schedule 2.21. Schedule 2.21 is provided to Buyer solely for informational purposes. Buyer does, however, agree to cooperate, at Seller's expense, with the reasonable requests of Seller to make available certain witnesses and other evidence during the pendency of the matters set forth in Schedule 2.21.

                2.22 Accounts Receivable. All trade accounts receivable of Seller and the Subsidiaries reflected in the Financial Statements and all trade accounts receivable of Seller and the Subsidiaries arising between June 30, 1998 and the Closing Date have arisen in the ordinary course of business and represent bona fide, undisputed indebtedness (subject to no counterclaim, right of setoff or warranty claim other than as will be reserved against in the Closing Balance Sheet) incurred by the applicable account debtor for goods held subject to delivery instructions or shipped or delivered pursuant to a contract of sale or for services performed by Seller or the Subsidiaries, as the case may be.

                 2.23 Inventories and Supplies. The inventories and supplies of Seller and the Subsidiaries reflected in the Financial Statements, or acquired by Seller or the Subsidiaries between June 30, 1998, and the date hereof, are carried at not in excess of the lower of cost

a-72684.2
                                       23
        or fair market value, and do not include any inventory which is not usable or saleable in the ordinary course of business of Seller or of the Subsidiaries as heretofore conducted, in each case net of reserves provided therefor in such Financial Statements in accordance with GAAP.

                 2.24  Environmental  Matters.  Except as set forth in  Schedule
         2.24 hereof,

                         2.24.1 Seller and all Subsidiaries are in compliance with and are not liable under any Environmental Law. Neither Seller nor any Subsidiary has received any Order or written notice from any Governmental Body or other Person alleging any violation of or failure to comply with any Environmental Law, or any actual or Threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any of the Facilities, or with respect to any property at, to, or from which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, processed, transported, treated, stored, handled, disposed, recycled, or received by Seller or any Subsidiary or any of their respective employees.

                         2.24.2 There are no Claims resulting from any Environmental Liabilities that have been asserted with respect to or affecting any of the Facilities or that relate to ownership or operation by Seller or any Subsidiary.

                         2.24.3 There are no Hazardous  Materials  present on or
                in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon except in compliance with Environmental Laws and with regard to which no remedial action would be required if brought to the attention of a Governmental Body with jurisdiction.

                         2.24.4 Seller has delivered or made  available to Buyer
                true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed by Seller or any Subsidiary pertaining to Hazardous Materials in, on, or under, or to Environmental issues relating to, the Facilities or Former Facilities.

                 2.25 Customers and  Suppliers.  Except as set forth in Schedule
         2.25 hereof,

                         (i) neither Seller nor any Subsidiary has received notice that, nor does Seller or any Subsidiary have any knowledge that, any customer of Seller or any Subsidiary has, will or plans to discontinue doing business with Seller or any Subsidiary;

                         (ii) neither Seller nor any Subsidiary has any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements;

a-72684.2
                                       24

                         (iii) no  supplier  or  subcontractor  to Seller or any
                Subsidiary has reduced its shipments of orders issued by Seller or any Subsidiary, or threatened to discontinue, supplying such items or services to Seller or any Subsidiary on reasonable terms; and

                         (iv) neither Seller nor any Subsidiary has received notice that, nor does Seller or any Subsidiary have any knowledge that, any such supplier or subcontractor has, will or plans to discontinue doing business with Seller or any Subsidiary on substantially the same terms as are consistent with its past practices.

                2.26 No Brokers. Neither Seller nor any Subsidiary has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of Buyer, Seller or any Subsidiary to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither Seller nor any Subsidiary is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                2.27 No Misrepresentation or Omission. No representation or warranty by Seller in this Section 2 or in any other Section of this Agreement, or in any certificate or other document furnished or to be furnished by Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to Seller and the Subsidiaries.

                2.28 Survival of Representations and Warranties. All representations and warranties by Seller in this Section 2 or in any other Section hereof, or in any certificate or other document furnished or to be furnished by Seller pursuant hereto, shall survive delivery by Buyer of the consideration to be given by it hereunder and delivery by Seller of the consideration to be given by it hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date; provided, however, that no claim based on any breach of any such warranty or any misrepresentation may be made by any Buyer Indemnitee unless written notice with respect thereto is given on or before the third anniversary of the Closing Date.

        3. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows (Buyer reserving the right to attach at the Delivery Date and update at and as of the Closing Date Schedules in addition to those called for herein and to add references thereto in the following warranties and representations as appropriate):

                 3.1 Existence; Good Standing; Corporate Authority; Compliance With Law. Buyer (i) is a corporation duly incorporated, validly existing in good standing under the laws

a-72684.2
                                       25
        of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not be material; (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in material default with respect to any Order of any Governmental Body or arbitration board to which Buyer is a party or is subject; (v) is not in material violation of any laws, ordinances, governmental rules or regulations to which it is subject; and (vi) has obtained all material licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

                3.2      Authorization, Validity and Effect of Agreements.

                         3.2.1 The execution and delivery of this  Agreement and
                all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.

                         3.2.2 This  Agreement  constitutes,  and all agreements
                and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                         3.2.3 The execution  and delivery of this  Agreement by
                Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) except as set forth on
                Schedule 3.2 hereof, require the consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any Third Party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance upon any part of the property of Buyer pursuant to any provision of, any Order, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (iii) violate or conflict with any provision of the bylaws or Certificate of Incorporation of Buyer as amended to the date hereof.


a-72684.2
                                       26

                3.3 Survival of Representations and Warranties. All representations and warranties by Buyer in this Section 3 or in any other Section hereof, or in any certificate or other document furnished or to be furnished by Buyer pursuant hereto, shall survive delivery by Buyer of the consideration to be given by it hereunder and delivery by Seller of the consideration to be given by it hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date; provided, however, that, other than as set forth in Section 4.2 hereof, no claim based on any breach of any such warranty or any misrepresentation may be made by Seller unless written notice with respect thereto is given on or before the third anniversary of the Closing Date.

        4.      Indemnification.

                4.1  Indemnification  by Seller.  Subject to the  provisions  of
        Section 5.15 below and upon the terms and subject to the conditions set forth in Sections 4.3 and 4.5 hereof and this Section 4.1, Seller agrees to indemnify, defend, protect, save and hold harmless the Buyer Indemnitees (or any Buyer Indemnitee) against, and will reimburse the Buyer Indemnitees (or any Buyer Indemnitee) for, any and all Losses made or incurred by or asserted against the Buyer Indemnitees (or any Buyer Indemnitee), at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following (in each case regardless of by whom asserted):

                         4.1.1 any and all  liabilities or obligations of Seller
                or claims against or imposed on the Buyer Indemnitees (or any Buyer Indemnitee), of any nature, including, without limitation, those relating to the respective business activities of Seller and the Subsidiaries or to conditions existing on any of the Facilities prior to the Closing Date (whether accrued, absolute, contingent or otherwise and whether a contractual, tax, statutory or other type of liability, obligation or claim) not specifically assumed by Buyer pursuant hereto (including, without limitation, those liabilities or obligations of Seller specifically referred to in Section 1.4 hereof);

                         4.1.2 any inaccuracy, omission, misrepresentation, breach of warranty or representation, or nonfulfillment of any term, provision, covenant or agreement on the part of Seller contained herein, or any inaccuracy or misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by Seller to Buyer pursuant hereto;

                         4.1.3 Seller's failure to comply with any bulk transfer
                provisions which may be in effect in the state or states in which the Assets are located;

                         4.1.4 (i) any Breach by Seller of Seller's environmental representation and warranty contained herein; (this indemnity is intended to allocate responsibility between Seller and Buyer and any other Indemnified Party as contemplated by Section 107(e)(1) of CERCLA or similar law);


a-72684.2
                                       27

                         4.1.5 any and all items listed on the Schedules delivered subsequent to the Closing, objected to by Buyer and determined in accordance with Section 5.15 hereof not to be items assumed by Buyer pursuant hereto.

                As used herein, the term "Losses" shall mean, with respect to any Person or party, any payment, loss, liability, obligation, damage (including, without limitation, consequential, punitive, special or otherwise), deficiency, lien, claim, suit, cause of action, judgment, cost or expense (including, without limitation, reasonable attorneys' fees and court costs and costs of cleanup, containment, or other remediation of the Environment) of any kind, nature or description.

                 As used herein, the term "Buyer Indemnitees" shall mean Buyer and any affiliate of Buyer;

                As used herein, the term "affiliate" shall mean, with respect to any Person or party, (i) any Person or party controlling, controlled by or under common control with any such Person or party or (ii) any director or executive officer of any such Person or party or of any Person or party referred to in clause (i) of this paragraph. As used herein, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                Notwithstanding  anything to the contrary  contained herein, the parties agree that any Buyer Indemnitee's sole remedy for any claim for damages (excluding equitable remedies and those resulting from fraud)
        arising under this Agreement (including the Schedules) or any other agreement between Buyer and Seller entered into in connection herewith (including any claim based upon Seller's warranties, representations and covenants contained herein) shall be limited to the remedies provided in the indemnification provisions of this Section 4 and the Escrow Agreement. Further, Buyer waives all other statutory or common law rights to recover against Seller for any matter relating to Environmental Contamination, Environmental Liabilities or Hazardous Materials. There shall be no limit on Seller's obligation to indemnify and hold harmless any Buyer Indemnitee from or against Losses resulting from fraud.

                4.2 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in Section 4.3 hereof and this Section 4.2, Buyer agrees to indemnify, defend, protect, save and hold harmless Seller against, and will reimburse Seller on demand for, any and all Losses made or incurred by or asserted against Seller, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from (i) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained herein, (ii) any inaccuracy or misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by Buyer to Seller pursuant hereto or (iii) operation of business activities of Buyer after the Closing Date involving the Assets. Within 45 days following the first anniversary of the Closing Date, Buyer shall deliver to Seller a certificate of Buyer certifying

a-72684.2
                                       28
        which of those liabilities and obligations of Buyer assumed from Seller pursuant to this Agreement and listed on Schedule 1.3A or Schedule 1.3B (each as updated to Closing) had become due and payable but had not been paid in full or resolved as of the first anniversary of the Closing Date. With respect to the liabilities and obligations listed in such certificate (or which were erroneously omitted from such certificate), Buyer's obligations pursuant to this Section 4.2 shall terminate upon the payment or resolution of such liability or obligation. With respect to those liabilities and obligations of Buyer assumed from Seller pursuant to this Agreement and listed on Schedule 1.3A or Schedule 1.3B (each as updated to Closing) which by their respective terms in effect at Closing will become due and payable later than the first anniversary of the Closing Date, Buyer's obligations pursuant to this Section 4.2 shall terminate upon the payment or resolution of such liability or obligation. In the event the certificate is not timely delivered, Buyer's obligation pursuant to this Section 4.2 shall terminate upon the payment or resolution of all liabilities assumed pursuant to Section
        1.3. With respect to all other liabilities and obligations of Buyer assumed from Seller pursuant to this Agreement, Buyer's obligations pursuant to this Section 4.2 shall terminate upon the third anniversary of the Closing Date. There shall be no limit on Buyer's obligation to indemnify and hold harmless Seller from or against Losses resulting from fraud.

                4.3 Conditions of Indemnification. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is indemnified (the "Indemnified Party") by the other party (the "Indemnifying Party") under Section 4.1 or 4.2 hereof:

                         4.3.1 Promptly after the Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a Third Party Claim (a "Third Party Claim"), promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents.

                         4.3.2 The obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to any Claim shall not be affected by the failure of the Indemnified Party to give the notice with respect thereto in accordance with Section 4.3.1 hereof unless the Indemnifying Party shall establish that it has been materially prejudiced thereby.

                         4.3.3 If the Claim  involves a Third Party Claim,  then
                the Indemnifying Party shall, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist with respect to the Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying

a-72684.2
                                       29

                Party shall be obligated to pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome (in the case of reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 4.1 or 4.2 hereof, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Seller and the Buyer Indemnitees shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

                4.4      Monetary Limits of Indemnification.

                         4.4.1 Notwithstanding the provisions of Section 4.1 hereof, Seller will not be obligated to indemnify or hold harmless any Buyer Indemnitee from or against Losses arising out of or resulting from matters described in Section 4.1, (other than Losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, Section 2.22), until the amount of such Losses individually or in the aggregate exceed the amount of $200,000 (the "Floor Amount"). Upon reaching the Floor Amount, Seller shall be required to indemnify the applicable Buyer Indemnitee for Losses comprising the Floor Amount as well as all Losses occurring thereafter only from the Escrow Fund and only up to (except in the cases of Losses resulting from fraud) an aggregate amount equal to the amount of the Escrow Fund then outstanding (the "Seller's Ceiling Amount"). Seller will be obligated to indemnify and hold harmless any Buyer Indemnitee from or against Losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, Section 2.22 up to the Seller's Ceiling Amount without regard to the Floor Amount. Seller will be obligated to indemnify and hold harmless any Buyer Indemnitee from or against Losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, Sections 2.12.2 or 2.20 without regard to the materiality of such inaccuracy, omission,

a-72684.2
                                       30
                misrepresentation, or breach of warranty or representation. Notwithstanding the provisions of Section 4.1 hereof and except in the cases of Losses resulting from fraud, Seller will not be obligated to indemnify or hold harmless any Buyer Indemnitee from or against Losses to the extent such Losses are in excess of the Seller's Ceiling Amount. There shall be no monetary limit on Seller's obligation to indemnify and hold harmless any Buyer Indemnitee from or against Losses resulting from fraud.

                         4.4.2 Notwithstanding the provisions of Section 4.2 hereof, Buyer will not be obligated to indemnify or hold harmless Seller from or against Losses arising out of or resulting from matters described in Section 4.2, (other than Losses directly or indirectly arising out of, related to, caused by, or resulting from any nonfulfillment of any covenant on the part of Buyer contained in Section 1.3 hereof or any certificate related thereto), until the amount of such Losses individually or in the aggregate exceed the Floor Amount. Upon reaching the Floor Amount, Buyer shall be required to indemnify Seller for Losses comprising the Floor Amount as well as all Losses occurring thereafter only up to (except in the cases of Losses resulting from fraud) an aggregate amount equal to $12,000,000 (the "Buyer's Ceiling Amount"). Buyer will be obligated to indemnify and hold harmless Seller from or against Losses directly or indirectly arising out of, related to, caused by, or resulting from any nonfulfillment of any covenant on the part of Buyer contained in Section 1.3 hereof up to the Buyer's Ceiling Amount without regard to the Floor Amount. Notwithstanding the provisions of Section 4.2 hereof and except in the cases of Losses resulting from fraud, Buyer will not be obligated to indemnify or hold harmless Seller from or against Losses to the extent such Losses are in excess of the Buyer's Ceiling Amount. There shall be no monetary limit on Buyer's obligation to indemnify and hold harmless Seller from or against Losses resulting from fraud.

                4.5      Environmental Remediation.

                         4.5.1. The term "Environmental Contamination" shall mean the presence of Hazardous Materials at any of the Facilities. Environmental Contamination is indemnifiable as a Loss under Section 4.1 hereof if it has resulted in the issuance of a final Order or legally enforceable directive by a Governmental Body or if it triggers a Legal Requirement that imposes an obligation to act, or, for Facilities on leased property, when brought to the attention of the landlord as a result of a legal requirement or a requirement under the lease to so notify, results in a legally enforceable demand by the landlord for remediation.

                         4.5.2 The  addressing of  Environmental  Contamination,
                (whether by assessment, negotiation, compromise, risk assessment, cleanup or otherwise) (hereafter "Environmental Remediation") identified by the Environmental Due Diligence Review shall be performed by Seller, to the extent the cost of the Environmental Remediation of such contamination does not exceed the funds available in the Escrow Fund. If and when funds from the Escrow fund are

a-72684.2
                                       31
                exhausted, Seller shall have no obligation to perform any Environmental Remediation or otherwise address any Environmental Contamination. The remediation of Environmental Contamination identified after the Closing shall be the responsibility of Buyer unless Buyer can establish that such contamination arose prior to the Closing. Buyer acknowledges that Seller shall have no obligation to perform Environmental Remediation unless Environmental Contamination is discovered (i) during the Environmental Due Diligence review set forth in Section 5.5.2; or (ii) by, or as a result of a third party claim or demand; or
                (iii) due to a Legal Requirement under any Environmental Law. Notwithstanding any other provision of this Section 4.5.2, if, after the Closing Date, Buyer is informed of, or inadvertently discovers Environmental Contamination that does not require the giving of notice to either a Governmental Body or, to the landlord pursuant to the applicable lease, Buyer shall give notice of same to Seller and Seller shall perform Environmental Remediation to the standards set forth in Section 4.5.4.

                         4.5.3 Seller has the right to undertake any Environmental Remediation for which it is responsible subject to reasonable agreement of Buyer and Seller regarding access to, and non-interference with activities of Buyer on, the Facilities. Seller shall be entitled to receive monthly reimbursement from the Escrow Fund for the costs of that Environmental Remediation to the extent funds are available.

                         4.5.4 The extent to which  Environmental  Contamination
                must be  remediated,  if at all,  shall be to the highest levels allowed by law that do not require the imposition of institutional controls unless those controls would not impair the value, or interfere with the reasonable use, of the property, and, if the Facility is on leased property, to whatever level the landlord ultimately agrees; provided however, institutional controls that impair value may be allowed if Seller pays Buyer for the diminution in value attributable to that impairment.


        5.      Other Covenants and Agreements.

                5.1 Guaranty of Receivables. At the Closing, Seller shall execute and deliver to Buyer a Guaranty in the form set forth as Exhibit "B" hereto (the "Receivables Guaranty"), under the terms of which Seller shall unconditionally guarantee that all indebtedness represented by the accounts receivable of Seller and the Subsidiaries as of the Closing Date (less the reserve for doubtful accounts not to exceed $125,000) will be received by Buyer. Within 160 days following the Closing Date, Buyer shall prepare and deliver to Seller an accounting of collections on such receivables on or before 150 days following the Closing Date, certified as true and correct by the Chief Financial Officer of Buyer. In the event such net indebtedness is not received by Buyer on or before 150 days after the Closing Date, Seller shall within ten business days following receipt from Buyer of such accounting giving notice to such effect cause the Escrow Agent to make payment from the Escrow Fund to Buyer of an amount in cash equal to the difference between such net indebtedness and the amount received by Buyer for such accounts receivable, whereupon Buyer shall promptly

a-72684.2
                                       32
        assign or cause to be assigned to Seller all rights, claims, actions or causes of action which Buyer may have relating to such unpaid receivables. In the event that the amount received by Buyer for such accounts receivable shall be in excess of such net indebtedness, the amount of such excess will be paid by Buyer to Seller (from Buyer's own funds and not from the Escrow Fund) within such ten business day period. During the 150 days following the Closing Date, Buyer shall use reasonable and customary efforts to collect such receivables (but shall not be obligated to initiate litigation) and any amounts received by Buyer in respect of such accounts receivable shall be applied first to the oldest such account receivable of the respective account debtor unless the account debtor specifically directs otherwise in writing without any direction from Buyer.

                5.2      Restrictive Covenants.

                         5.2.1 Customer Restriction. Seller covenants and agrees
                that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other Persons or entities, for compensation or not, (i) provide or offer to provide to any Customer (as such term is hereinafter defined) any product or service the same or similar to that offered by Seller or any Subsidiary prior to the Closing, or
                (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with any Subsidiary or Buyer or in any manner modify or fail to enter into any actual or potential business relationship with Buyer or any Subsidiary. As used herein, the term "Customer" means any Person or entity for whom Seller or any Subsidiary provided services on or prior to the Closing Date or to whom Seller or any Subsidiary provided a product on or prior to the Closing Date.

                         5.2.2 Non-Raid. Seller covenants and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other Persons or entities, for compensation or not, (i) recruit or otherwise solicit or induce any Person or entity who is, on the Closing Date or thereafter, an employee or vendor of Seller or any Subsidiary to terminate their employment with, or otherwise cease their relationship with, Buyer or any of its subsidiaries or affiliates, or (ii) hire, recruit or otherwise solicit any Person or entity who, within the six months immediately preceding the Closing Date, had been an employee or vendor of Seller or any Subsidiary.

                         5.2.3 Noncompetition.  Seller covenants and agrees that
                it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other Persons or entities, for compensation or not, permit Seller's name to be used by or engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or as a stockholder, investor, agent, associate or consultant of any Person, partnership or corporation (other than Buyer or a subsidiary or affiliate of Buyer), any business in competition with the business as carried on by Seller or any Subsidiary on the Closing Date, but only for as long as such like business is carried on by (i) Buyer or any subsidiary or affiliate of Buyer, or (ii) any Person, corporation, partnership, trust or other organization or entity deriving title

a-72684.2
                                       33
                from Buyer to the assets and goodwill of the business being carried on by Seller or any Subsidiary on the Closing Date, in any county in which Buyer or any subsidiary or affiliate of Buyer conducts business, or in any other county in any state of the United States, or in any country or political subdivision of the world. The parties intend that the covenants contained in this Section 5.2.3 shall be deemed to be a series of separate covenants, one for each county in each state of the United
                States and for each country and political subdivision of the world and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 5.2.3.

                         5.2.4 Tolling.  The term of the covenants  contained in
                Section 5.2.1, 5.2.2 or 5.2.3 hereof shall be tolled for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by Seller of Section 5.2.1, 5.2.2 or 5.2.3 hereof and ending upon final adjudication (including appeals) of such action.

                         5.2.5 Reformation.  If, in any judicial proceeding, the
                court shall refuse to enforce all of the separate covenants contained in Section 5.2.1, 5.2.2 or 5.2.3 hereof because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in Section 5.2.1, 5.2.2 or
                5.2.3 hereof because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

                         5.2.6 Injunctive  Relief.  Seller  acknowledges  that a
                breach of Section 5.2.1, 5.2.2 or 5.2.3 hereof would cause irreparable damage to Buyer, and in the event of its actual or threatened breach of the provisions of Section 5.2.1, 5.2.2 or
                5.2.3 hereof, Buyer shall be entitled to a temporary restraining order and an injunction restraining Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Seller. Nothing shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller. Seller acknowledges that the restrictions set forth in Sections 5.2.1,
                5.2.2 and 5.2.3 hereof are reasonable in scope and duration, given the nature of the business of Buyer.

                         5.2.7 Use of Name.  Seller shall discontinue all use of
                the name "Valley Systems, Inc." and any and all derivations thereof within 30 days after the Closing Date.


a-72684.2
                                       34

                         5.2.8 No Liquidation or  Dissolution.  Seller shall not
                liquidate or dissolve until the entire Escrow Fund has been released pursuant to Section 5.3 hereof.

                5.3      Escrow.

                         5.3.1 The Escrow Fund shall be the exclusive  source of
                recovery in respect of Seller's indemnification obligations pursuant to Section 4 hereof or otherwise arising under this Agreement (including the Schedules hereto) or any other agreement between Buyer and Seller entered into in connection herewith including any claim based upon Seller's warranties, representations and covenants contained herein including those contained in Section 5.1 hereof. The Escrow Fund shall be held and distributed, with interest, by Bank One Texas, N.A. (the "Escrow Agent"), pursuant to an Escrow Agreement in the form set forth as Exhibit "C" hereto (the "Escrow Agreement"), which shall be executed and delivered by Seller and Buyer at the Closing.

                         5.3.2 Buyer shall be entitled to receive from the Escrow Fund a payment equal to the amount, if any, provided for in Section 5.1 hereof without regard to the Floor Amount.

                         5.3.3 Subject to Sections 4.5.2 and 5.3.6 hereof, Seller shall be entitled to receive from the Escrow Fund the costs of Environmental Remediation at all Facilities not excluded by Buyer from the Assets pursuant to Section 5.5.2 hereof and in accordance with the terms of the Escrow Agreement.

                         5.3.4 In the event  that any Buyer  Indemnitee  has any
                claim for damages based upon Seller's warranties, representations and covenants contained herein or otherwise arising hereunder or any other agreement between Buyer and Seller entered into in connection herewith (other than Seller's obligations under Section 5.1 hereof), Buyer shall give written notice of same to Seller and shall forward a copy of such notice to the Escrow Agent. If Seller has not corrected or remedied such failure of performance, representation, warranty or covenant within 30 days following receipt of such notice, then Seller acknowledges, subject to the provisions of Section 5.15 hereof, that Buyer shall be entitled to receive from the Escrow Fund, in accordance with the terms of the Escrow Agreement, the amount of indemnification that Buyer is due pursuant to this Agreement.

                         5.3.5 Provided no dispute or disputes in excess of an aggregate of $3,000,000 (or $2,000,000, if that part of the Escrow Fund subject to Section 5.3.6 hereof has been released to Seller), less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations hereunder, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the first anniversary of the Closing Date, then $1,000,000, less the amount of any payments in satisfaction of Seller's indemnification and guaranty obligations hereunder, will be released to Seller on the first business day following

a-72684.2
                                       35
                such first anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the first anniversary of the Closing Date, an amount equal to the amount of such claim or claims will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved. Provided no dispute or disputes in excess of an aggregate of $2,000,000 (or $1,000,000, if that part of the Escrow Fund subject to Section
                5.3.6 hereof has been released to Seller), less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations hereunder, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the second anniversary of the Closing Date, then an additional $1,000,000, less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations hereunder, will be released to Seller on the first business day following such second anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the second anniversary of the Closing Date, an amount equal to the amount of such claim or claims will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved. Provided no dispute or disputes exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the third anniversary of the Closing Date, then the remainder of the Escrow Fund will be released to Seller on the first business day following such third anniversary of the Closing Date and the Escrow Agreement shall thereupon terminate. To the extent a dispute or disputes do exist as to a Claim or Claims on the third anniversary of the Closing Date, an amount equal to the amount of such claim or claims will be withheld from such release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved. Seller's obligations hereunder shall not be affected by any termination of the Escrow Agreement.

                         5.3.6 On or before the first anniversary of the Closing
                Date, Seller shall certify in writing to Buyer that Seller has completed the Environmental Remediation of the Environmental Contamination identified by the Environmental Due Diligence Review as required by the terms of Section 4.5 hereof as to all Facilities not excluded by Buyer pursuant to Section 5.5.2 hereof as well as any Environmental Contamination identified during the Environmental Remediation (or, in the event that such Environmental Remediation is not completed at the first anniversary of the Closing Date, Seller shall deliver a certificate of the environmental engineering and consulting firm which is effecting such Environmental Remediation estimating the additional time required for such completion and the additional cost thereof ("Estimated Additional Remediation Cost"). Upon delivery to Buyer of Seller's certificate or the certificate of such firm, as the case may be, an amount equal to $1,000,000, less the sum of (i) the aggregate cost of such Environmental Remediation (including the Estimated Additional Remediation
                Cost) and (ii) the aggregate amount of other Losses of all other Buyer Indemnitees subject to

a-72684.2
                                       36
                indemnification pursuant to Section 4.1 hereof in excess of $3,000,000, shall forthwith be released to Seller out of the Escrow Fund. In the event that such Environmental Remediation was not completed at the first anniversary of the Closing Date, Seller shall deliver to Buyer a certificate of completion thereof upon such completion containing a statement of the aggregate cost of the Environmental Remediation effected following such first anniversary, and Buyer shall immediately release to Seller out of the Escrow Fund the amount, if any, which would have been released to Seller under this Section
                5.3.6 following such first anniversary had such actual cost, rather than the Estimated Additional Remediation Cost, been used in such calculation.

                5.4      Conduct of the Business.

                         5.4.1 Affirmative Covenants. On and after the date hereof and until the Closing Date or the date, if any, on which this Agreement is earlier terminated and abandoned pursuant to
                Section 7 hereof (the "Termination Date"), Seller shall, and Seller shall cause each Subsidiary to:

                                   (i) conduct its  operations  according to its
                          ordinary and usual course of business consistent with past practice; and

                                  (ii) use its reasonable best efforts to preserve intact its business organization and goodwill, to keep available the services of its officers and directors, and to maintain satisfactory relationships with suppliers, distributors, licensors, licensees, customers, Employees and others having business relationships with it.

                         5.4.2 Negative Covenants. Without limiting the generality of the foregoing, and except for actions to be taken in connection with any of the transactions contemplated hereby, without Buyer's prior written consent, Seller shall not, and Seller shall cause each Subsidiary not to, on or after the date hereof and until the earlier of the Closing Date or the Termination Date:

                                  (i) other than dividends that would be paid to
                         the holders of the Series C Preferred Stock in the ordinary course, declare or pay any cash dividends on its outstanding shares of capital stock;

                                  (ii) merge with,  consolidate  with,  sell its
                         assets to or acquire substantially all the assets or capital stock of, any other corporation or Person, or enter into any other transaction not in the ordinary and usual course of its business;

                                  (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt

a-72684.2
                                       37
                          securities  of  others,   except  that  it  may  incur
                          indebtedness   in  the  ordinary  course  of  business
                          consistent with prior practice;

                                   (iv) make any direct or indirect  redemption,
                          purchase or other acquisition of any of its capital stock;

                                  (v)  create  or amend  any  pension  or profit
                         sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or any other benefit plan or program;

                                   (vi) amend its  Certificate of  Incorporation
                          or Bylaws, as amended to the date hereof, except as may be necessary to carry out this Agreement or as required by law;

                                  (vii) issue any shares of its  capital  stock,
                         effect  any  stock  split  or   otherwise   change  its
                         capitalization as it exists on the date hereof;

                                  (viii) grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                                  (ix)  enter  into  any  agreement  or make any
                         undertaking which could be violated, or create obligations which could be accelerated, as a result of changes or developments or the absence of changes or developments in, the business, assets, earnings, operations or condition, financial or otherwise, of any other party hereto or any of its subsidiaries or affiliates; or

                                   (x) make any material changes in any of their
                          respective management employment arrangements.

                5.5      Due Diligence; Access to Information and Customers.

                                  5.5.1 General Due Diligence  Review.  From and
                         after the date hereof and throughout the period prior to the earlier of the Closing Date or the Termination Date, Buyer and its officers, employees, accountants, counsel and other authorized representatives may perform  a due  diligence  review  of  Seller  and  the
                         Subsidiaries relating to matters other than Environmental matters. In the event that the results thereof are not reasonably satisfactory to Buyer, Buyer may terminate this Agreement as provided in Section
                         7.1.4 hereof.

                                   5.5.2 Environmental Due Diligence Review. From and after the date hereof through the Closing Date, Buyer and its officers, employees, accountants, counsel and other authorized representatives will perform a due diligence review of Seller and the Subsidiaries relating to Environmental

a-72684.2
                                       38
                         matters associated with the Facilities, and activities of Seller or any Subsidiary (collectively, the "Environmental Due Diligence Review"). Buyer shall cause a qualified independent environmental engineering and consulting firm reasonably acceptable to Seller to perform such a review. Buyer shall not provide a copy of any report resulting from the Environmental Due Diligence to Seller, unless Seller specifically requests otherwise. If the Environmental Due Diligence Review reveals that one or more Facilities has one or more problems relating to the Environment (including, but not limited to, Environmental Liabilities) the remedying of which is or are reasonably advisable, and the aggregate estimated cost of such remedy as quoted to Buyer is in excess of $1,000,000, then Buyer will have the right to exclude any one or more of such Facilities from the Assets so that the aggregate estimated cost of the remedying the problems at the remaining Facilities shall be as close to $1,000,000 as practicable without exceeding $1,000,000.

                                  5.5.3 Reimbursement for Environmental Due Diligence Review. If, as a result of the Environmental Due Diligence Review, Environmental Contamination is discovered that is indemnifiable as a Loss under
                         Section 4.1 hereof pursuant to Section 4.5.1 hereof, Seller shall reimburse Buyer from the Escrow Fund for the total costs of the Environmental Due Diligence Review of each property where such indemnifiable Environmental Contamination is present.

                                  5.5.4 Access.  Seller shall,  and Seller shall
                         cause each Subsidiary to, as soon as possible and in any event no later than the Delivery Date, (i) afford to Buyer and to its officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to Seller's and the Subsidiary's plants, properties, equipment, personnel, books and records (including, but not limited to, audit and tax work papers and surveys, reports, studies, evaluations and the like pertaining to the Environment at the Facilities or Former Facilities (during the time of ownership or operation by Seller or any Subsidiary, or to activities of Seller or any Subsidiary); (ii) use its reasonable best efforts to cause its representatives to furnish to Buyer and to its authorized representatives such additional financial and operating data and other information as to its respective businesses and properties as Buyer or its duly authorized
                         representatives   may  from  time  to  time  reasonably
                         request; (iii) provide all authorizations reasonably necessary for Buyer to review records of any Governmental Body with jurisdiction; and (iv) afford Buyer and its representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to its present and potential customers, and Buyer and its authorized representatives shall have the right to contact such customers and conduct such due diligence investigation relating to customer relations as Buyer deems reasonably necessary or appropriate. Buyer agrees to perform all due diligence under

a-72684.2
                                       39
                         this Section 5.5 using its reasonable best efforts to minimize disruption to Seller's business. Buyer further agrees to indemnify, defend and hold Seller harmless for all losses resulting from physical damages caused by Buyer or its agents in the course of Buyer's due diligence, and to restore the Facilities to substantially the same condition they were in prior thereto. Buyer further agrees to dispose of any wastes or materials it or its agents generated during the Environmental Due Diligence Review, and to do so in accordance with all applicable Legal Requirements.

                                  5.5.5 Monthly Financial Statements and Reports. Seller shall deliver to Buyer unaudited financial statements (including a consolidated balance sheet, consolidated statement of operations, consolidated statement of cash flows, and consolidated statement of stockholders' equity) and other operating reports for each month beginning with July 1998 and ending with the month preceding the month during which the Closing occurs. Such financial statements and operating reports shall be delivered to Buyer no later than twenty business days after the end of the month the subject thereof and shall be subject to no warranty or representation of Seller.

                5.6 Acquisition Proposals. Neither Seller nor any Subsidiary shall, directly or indirectly, through any officer, director, agent, affiliate, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any Person, corporation, partnership or other entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Buyer (a "Third Party"), relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, Seller or any Subsidiary; or (ii) unless the Board has determined that such Third Party has made a Superior Takeover Proposal, participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. Seller and the Subsidiaries shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer. In the event that (a) the Closing shall fail to occur as the result of Seller or any Subsidiary violating the terms of this Section 5.6 or (b) Seller or any Subsidiary shall have determined that a Superior Takeover Proposal exists, shall have elected to accept such Superior Takeover Proposal and either the transaction contemplated thereby is consummated or Seller terminates this Agreement as a result of such election, Seller shall promptly, but in no event later than one day after the first of such events shall occur, pay Buyer a fee of $2,000,000, which amount shall be payable in same day funds, plus all Expenses. A "Superior Takeover Proposal" means any bona fide
        (w) tender or exchange offer; (x) proposal for a merger to which Seller or any Subsidiary would be a party; (y) consolidation or other business combination involving Seller and or any Subsidiary; or (z) any other arrangement to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, all of the

a-72684.2
                                       40
        common stock of Seller or a Subsidiary then outstanding or all or substantially all of the assets of Seller or a Subsidiary on terms that the Board determines in its good faith reasonable judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of Seller than the transactions contemplated by this Agreement.

                5.7 Public Announcements. On or after the date hereof, and until the earlier of the Closing Date or the Termination Date, neither Seller nor any Subsidiary shall furnish any written communication (other than the Proxy Materials) to its stockholders, customers, creditors or to the public generally if the subject matter thereof relates to the transactions contemplated hereby without the prior approval of Buyer as to the content thereof; provided, however, that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or by any Governmental Body having jurisdiction over such matters.

                5.8 Notification of Certain Matters. Seller and the Subsidiaries shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (ii) any material failure of Seller, of any Subsidiary or of Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                5.9 Best Efforts. Seller agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assumed by Buyer pursuant hereto; provided that Seller shall not be obligated to make any payments in order to obtain any such authorizations, consents, waivers or approvals.

                5.10 Execution of Additional Documents. Each party hereto will at any time, and from time to time after the Closing Date, upon request of the other party hereto, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Asset being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Assets sold, granted, assigned, transferred, delivered and conveyed pursuant hereto; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

                5.11     Fees and Expenses.


a-72684.2
                                       41

                         5.11.1 Expense Reimbursement. If this Agreement is terminated by Seller for any reason whatsoever other than a failure of any condition set forth in Section 6.2 hereof and Buyer is not in material breach of its material covenants and agreements hereunder, then Seller shall, whether or not any payment is made pursuant to Section 5.11.2 hereof, reimburse each of Buyer and its stockholders and affiliates (not later than one day after submission of statements therefor) for all reasonable out-of-pocket expenses and fees actually incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, or reasonably and actually incurred by banks and other financial institutions and assumed by Buyer or its stockholders or affiliates in connection with the negotiation, preparation, execution and performance of this Agreement, any financing related hereto and any definitive financing agreements relating thereto (all of the foregoing being referred to herein collectively as the "Expenses").

                         5.11.2 Other Costs and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                5.12 Limitation of Liability. Notwithstanding any other provision hereof, no shareholder, officer, director, employee, agent, attorney, affiliate, servant, successor, assign or representative of either party hereto or of any affiliate thereof shall have any personal, partnership, corporate or other liability or obligation whatsoever in respect of or relating to the covenants, obligations, indemnities, representations or warranties of Buyer or Seller under or by reason hereof or in respect of any certificate or other document delivered with respect hereto.

                5.13 HSR Act Filings. Each of Seller and Buyer shall as soon as practicable after the date of this Agreement file their respective notification and report forms with the Federal Trade Commission and the United States Department of Justice as required under the HSR Act. Each of Seller and Buyer agree to use their respective good faith efforts to eliminate any concern on the part of any Governmental Body regarding the legality of the transactions contemplated under this Agreement.

                5.14 Employees. Buyer shall, effective as of Closing, offer employment to all Employees of Seller (subject to satisfaction of Buyer's standard conditions to employment) other than as otherwise reasonably determined by Buyer (but in no event shall Buyer terminate such number of former employees of Seller during such time periods as would require any action on the part of Seller under WARN). Seller and each Subsidiary shall fully cooperate with Buyer and lend all assistance reasonably requested by Buyer for the purpose of facilitating Buyer's employment of and communication with Employees of Seller, including, but not limited to, allowing access to the Facilities and any Employees and payroll and other Employee records requested by Buyer.


a-72684.2
                                       42

                5.15 Dispute Resolution. Other than as provided in Section 1.9.2 hereof and notwithstanding any provision of this Agreement to the contrary, all disputes, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be resolved by agreement among the parties, or, if not so resolved within forty five (45) days following written notice of dispute given by either party hereto to the other, and if written notice is given by either of the parties as provided below and the matter is not otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration
        Act) and the Commercial Arbitration Rules, as amended from time to time (the "Rules") by the American Arbitration Association and the following provisions; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. Within thirty (30) days after the giving of notice by a party to the other parties of its desire to refer the matter in dispute to arbitration, the parties agree that the matter shall be presented to a panel of three arbitrators at least one of whom shall have at least ten years of industry experience relating to the subject matter of the dispute. Such selection of arbitrators shall be made in accordance with the Rules. Any such arbitration proceeding shall be held at a location to be determined by the arbitrators. Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties to this Agreement pending arbitration. The written decisions and conclusions of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration shall be borne by the party against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party. In any arbitration relating to whether Buyer has "reasonably concluded" (for purposes of Section 6.1.16) that there has been no material breach of the warranties in Section 2.24, the burden of establishing reasonableness shall be on Buyer.

        6.      Conditions of Closing.

                6.1 Buyer's Conditions to Closing. The obligation of Buyer to purchase and pay for the Assets and to assume the specified liabilities and obligations set forth herein shall be subject to and conditioned upon, at Buyer's option, the satisfaction at the Closing of each of the following conditions:

                         6.1.1 The holders of shares of the issued and outstanding capital stock of Seller shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and the

a-72684.2
                                       43

                Certificate of Incorporation and Bylaws, as amended to the date of such adoption and approval, of Seller.

                         6.1.2 All representations and warranties of Seller contained herein shall be true and correct in all material respects at and as of the Closing Date (provided however that in respect of the warranties and representations contained in
                Section 2.24 hereof Section 6.1.16 shall apply) and Seller shall have performed all agreements and covenants in all material respects and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Buyer shall have received a certificate of Seller, signed by its President and dated the Closing Date, to both such effects.

                         6.1.3 As of the Closing, there shall have been no material change since the date of the most recent Financial Statements in the Seller or any Subsidiary, and neither Seller nor any Subsidiary shall have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of their respective assets, properties or business, and Buyer shall have received a certificate of Seller, signed by its principal financial officer and dated the Closing Date, to such effect.

                          6.1.4 Seller shall have  executed  and  delivered  the
                 Receivables Guaranty.

                         6.1.5 Seller shall have delivered to Buyer a Certificate of the Secretary of State (or other authorized public official) of Seller's and each Subsidiary's respective jurisdiction of incorporation (and each other jurisdiction listed in Schedule 2.5 hereof) certifying as of a date reasonably close to the Closing Date that Seller or such Subsidiary, as the case may be, has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic or foreign corporation, as the case may be.

                          6.1.6 Seller shall have  executed  and  delivered  the
                 Escrow Agreement.

                           6.1.7  The  Escrow  Agent  shall  have   acknowledged
                  receipt of the Escrow Fund and accepted the same subject to the terms and conditions of the Escrow Agreement.

                           6.1.8 Buyer shall have  received from Arnall Golden &
                  Gregory, LLP, counsel for Seller, an opinion, dated the Closing Date, in the form attached hereto as Exhibit "D".

                           6.1.9 Seller shall have obtained all  authorizations,
                  consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assigned to Buyer pursuant hereto.


a-72684.2
                                       44

                           6.1.10 Seller shall have executed and delivered the Bill of Sale, Assignment and Assumption Agreement.

                           6.1.11  Seller  shall  have   delivered  to  Buyer  a
                  certificate, dated the Closing Date, of Seller's corporate Secretary certifying:

                                    (i)  Resolutions  of the Board and  Seller's
                           stockholders approving and adopting this Agreement and all transactions contemplated hereby and authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                    (ii)   The   incumbency   of  its   officers
                           executing this Agreement and all agreements and documents contemplated hereby.

                           6.1.12 The approval  and all consents  from any Third
                  Party or Governmental Body required to consummate the transactions contemplated hereby shall have been obtained and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                         6.1.13 No  Proceeding  shall  have been  instituted  or
                threatened which questions the validity or legality of the transactions contemplated hereby or any governmental consent, approval or authorization necessary for the consummation of the transactions of the transactions contemplated by this Agreement.

                         6.1.14 As of the  Closing,  there shall be no effective
                injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

                         6.1.15 Buyer shall have received from each of LOR, Inc., Rollins Investment Fund and Rollins Holding Company, Inc., an executed agreement whereby each of them, on their own behalf and on behalf of their respective affiliates, agrees to be bound by certain restrictive covenants substantially similar to those imposed on Seller pursuant to Section 5.2 of this Agreement; provided, however, that no such provision shall prohibit an investment in any publicly-traded entity that does not require the filing of a Schedule 13D nor Schedule 13G under the Exchange Act.

                         6.1.16 Buyer shall have reasonably concluded, following
                the Environmental Due Diligence Review, that there are no material breaches in the warranties in Section 2.24; provided, however, that such conclusion shall not preclude the remedies of Buyer provided for herein. For purposes of this Section 6.1.16 only, "material

a-72684.2
                                       45
                breaches" shall be defined as those matters, which in the opinion of the environmental consultant retained as provided in
                Section 5.5.2, are reasonably likely to cost in the aggregate in excess of $1,000,000 to remedy (excluding the cost of addressing any environmental issues on Facilities that Buyer elects to exclude from the purchase pursuant to Section 5.5.2). If Buyer's consultant so concludes, then Buyer shall promptly so inform Seller of the consultant's opinion. At such time, Seller may ask Buyer for the information and data upon which Buyer's consultant bases his or her opinion. If Seller does not agree that it is reasonably likely to cost in excess of $1,000,000 to remedy the environmental problems, then Seller shall promptly inform Buyer of its belief. If the parties cannot resolve this issue within fifteen days after Seller so informs Buyer, then the matter shall be submitted to arbitration in accordance with Section
                5.15 and the Closing shall be delayed pending the resolution of such arbitration. If the transaction closes, then Seller's obligation to perform any Environmental Remediation shall be governed by the provisions and standards set forth in Section 4.5

                6.2 Seller's Conditions to Closing. The obligation of Seller to sell, grant, convey, assign, transfer and deliver the Assets shall be subject to and conditioned upon, at Seller's option, the satisfaction at the Closing of each of the following conditions:

                         6.2.1 The holders of shares of the issued and outstanding capital stock of Seller shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and the Certificate of Incorporation and Bylaws, as amended to the date of such adoption, of Seller.

                         6.2.2 All representations and warranties of Buyer contained herein shall be true and correct at and as of the Closing Date in all material respects and Buyer shall have performed all agreements and covenants in all material respects and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Seller shall have received a certificate of Buyer, signed by its Chief Executive Officer and dated the Closing Date, to both such effects.

                         6.2.3 Buyer shall have effected payment of the Purchase
                Price (less the Escrow Fund) in accordance with the prior written instructions of Seller.

                          6.2.4 Buyer shall have executed and delivered the Escrow Agreement.

                          6.2.5 Buyer shall have effected  payment of the Escrow
                 Fund.

                         6.2.6 The Escrow Agent shall have acknowledged  receipt
                of the Escrow Fund and accepted the same subject to the terms and conditions of the Escrow Agreement.


a-72684.2
                                       46

                         6.2.7 Buyer shall have  executed and delivered the Bill
                of Sale, Assignment and Assumption Agreement.

                         6.2.8   Buyer   shall  have   delivered   to  Seller  a
                certificate, dated the Closing Date, of Buyer's corporate Secretary certifying:

                                  (i) Resolutions of its Board of Directors adopting and approving this Agreement and all transactions contemplated hereby and authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                   (ii) The incumbency of its officers executing
                          this   Agreement  and  all  agreements  and  documents
                          contemplated hereby.

                         6.2.9 Seller shall have received from Haynes and Boone,
                LLP, counsel for Buyer, an opinion, dated the Closing Date, in the form attached hereto as Exhibit "E".

                         6.2.10 The  approval  and all  consents  from any Third
                Party or Governmental Body required to consummate the transactions contemplated hereby shall have been obtained and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                         6.2.11 No  Proceeding  shall  have been  instituted  or
                threatened which questions the validity or legality of the transactions contemplated hereby or any governmental consent, approval or authorization necessary for the consummation of the transactions of the transactions contemplated by this Agreement

                         6.2.12 As of the  Closing,  there shall be no effective
                injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Seller.

                         6.2.13 Seller and all guarantors of any bank indebtedness of Seller shall have received a written release therefrom in form and substance satisfactory to Seller and such guarantors.

        7.      Termination and Abandonment.

                7.1 Reasons for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time after the date hereof but not later than the Closing:

a-72684.2
                                       47

                         7.1.1    by the mutual consent of Seller and Buyer;

                         7.1.2 by Buyer at any time after December 31, 1998, if,
                by that date, the conditions set forth in Section 6.1 hereof shall not have been fulfilled or waived;

                         7.1.3 by Seller at any time after  December  31,  1998,
                if, by that date, the conditions set forth in Section 6.2 hereof shall not have been fulfilled or waived;

                         7.1.4 by Buyer  at any time  prior to the  later of (i)
                the fifteenth business day after the Delivery Date and (ii) the fifteenth business day after such later date as Buyer actually receives the Preliminary Schedules required by Section 1.7 hereof, if the general due diligence investigation of Seller or of any Subsidiary by Buyer pursuant to Section 5.5.1 hereof, or any Schedule hereto or any other document delivered to Buyer as contemplated hereby, shall have revealed any facts or circumstances which, in the reasonable judgment of Buyer and regardless of the cause thereof, reflect in a material way on Seller or any Subsidiary;


                          7.1.5 by Buyer at any time if there has been a material change in Seller or any Subsidiary after the date hereof;

                         7.1.6 by Buyer or by  Seller  at any time if there  has
                been a material breach of any representation or warranty made by the other party herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other party to perform in all material respects all obligations or to comply with all covenants on its part to be performed hereunder; or

                         7.1.7 by Buyer or by  Seller if there  shall  have been
                any statute, rule or regulation enacted or promulgated or deemed applicable to the transactions contemplated hereby by any Governmental Body that, in the reasonable judgment of Buyer or of Seller, as the case may be, might (i) result in a significant delay in the ability of the parties to consummate the transactions contemplated hereby; (ii) render the parties unable to consummate the transactions contemplated hereby; (iii) make such consummation illegal; or (iv) otherwise materially adversely affect Seller or any Subsidiary.

                         7.1.8 by Buyer if Seller  shall fail to deliver  one or
                more of the Preliminary Schedules to this Agreement in accordance with Section 1.7 hereof or if one or more of the Preliminary Schedules, as delivered, differs materially from the information concerning Seller and the Subsidiaries provided by Seller to Buyer prior to the execution of this Agreement

                 7.2 Procedure Upon and Effect of Termination. In the event of any termination and abandonment pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated hereby shall

a-72684.2
                                       48
        thereupon be terminated and abandoned, without further action by Buyer or by Seller (except for the provisions of Sections 5.6, 5.11 and 5.12 hereof), and there shall be no liability on the part of either Seller or Buyer or their respective officers, directors or stockholders, except for the provisions of Sections 5.6, 5.11 and 5.12 hereof or except for the material breach of any representation, warranty or covenant contained herein that is within the reasonable control of the party in breach.

        8.      Miscellaneous.

                8.1 Notices. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or delivered by telecopy with electronic confirmation, when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

                If to Buyer:

                HydroChem Industrial Services, Inc.
                5956 Sherry Lane, Suite 930
                Dallas, Texas 75225
                Attention: Chief Executive Officer
                Facsimile No.: (214) 361-4715

                with a copy to:

                Haynes and Boone, LLP
                600 Congress Avenue, Suite 1600
                Austin, Texas 78701
                Attention: Dennis R. Cassell
                Facsimile No.: (512) 867-8470

                If to Seller:

                         Valley Systems, Inc.
                         11580 Lafayette Drive, NW
                         Canal Fulton, Ohio 44614
                         Attention: Chief Executive Officer
                         Facsimile #:  (330) 854-3444


a-72684.2
                                       49
                         with a copy to:

                         Arnall Golden & Gregory, LLP
                         2800 One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309
                         Attention: Jonathan Golden
                         Facsimile #: (404) 873-8701

         (or to such other address as any party shall specify by written notice so given).

                8.2 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained herein to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person (other than the parties hereto, the Buyer Indemnitees (but only with respect to Section 4 hereof), or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                8.3 Entire Agreement. This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. Except as specifically included or referred to herein, this Agreement and the Exhibits, Schedules and other documents contemplated hereby supersede all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect (except as specifically included or referred to herein). The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision hereof shall be binding upon any party unless made in writing and signed by all parties.

                8.4 Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION, BUT EXCLUDING THE PROVISIONS OF SECTION 5.2 HEREOF), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PROVISIONS OF SECTION 5.2 HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF)

a-72684.2
                                       50

        APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                8.5 Survival. All of the terms, conditions, covenants, agreements, warranties and representations contained herein shall survive, in accordance with their terms, the execution hereof, the Closing hereunder and the Closing Date.

                8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party hereto execute the same counterpart, so long as identical counterparts are executed by all parties.

                 8.7 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                8.8 Waivers. Any party hereto may, by written notice to the other party hereto, (i) extend the time for the performance of any of the obligations or other actions of the other party hereunder; (ii) waive any inaccuracies in the representations or warranties of the other party contained herein or in any document delivered pursuant hereto;
        (iii) waive compliance with any of the conditions or covenants of the other party contained herein; or (iv) waive performance of any of the obligations of the other party hereunder. Except as provided in the preceding sentence, no action taken pursuant hereto, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                8.9 Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                8.10 Severability. If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.


a-72684.2
                                       51

                8.11  Assignability.  Neither  this  Agreement  nor  any  of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that Buyer's or its successors' or assigns' rights hereunder may be assigned or otherwise transferred, in whole or in part, without any other party's consent (i) to any successor by merger or consolidation or (ii) to any individual, partnership, corporation or other entity deriving title from Buyer or its successors or assigns to all or substantially all of the assets as constituted on the date of any such transfer, provided that no such assignment shall effect a release of Buyer or its successors or assigns from any liabilities or obligations hereunder.

                8.12 Drafting. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.

                8.13 References. The use of the words "hereof," "herein," "hereunder," "herewith," "hereto," "hereby," and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.

                 8.14  Calendar  Days,   Weeks  and  Months.   Unless  otherwise
         specified herein, any reference to "day", "week", or "month" herein shall mean a calendar day, week or month.

                 8.15 Gender; Plural and Singular. Where the context hereof so requires, the masculine gender shall include the feminine or neuter, and the singular shall include the plural and the plural the singular.

                 8.16 Cumulative Rights. All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have at law or in equity, and all such rights and remedies may be exercised singularly or concurrently.

                8.17 No Implied Covenants. Each party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that the other party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

                8.18 Attorneys' Fees. The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorney's fees and costs whether suit be filed or not, including without limitation costs and attorneys' fees related to or arising out of any trial or appellate proceedings.


a-72684.2
                                       52

                8.19 Indirect Action. Where any provision hereof refers to action to be taken by any Person or party, or which such Person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person or party.

                                          *     *     *     *     *     *


a-72684.2
                                       53

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


                                            SELLER:

                                            VALLEY SYSTEMS, INC.


                                            By:
                                                  Ed Strickland
                                                  President and
                                                  Chief Executive Officer



                                            BUYER:

                                            HYDROCHEM INDUSTRIAL SERVICES, INC.


                                            By:
                                                     B. Tom Carter, Jr.
                                                     Chairman of the Board and
                                                     Chief Executive Officer

a-72684.2
                                       54

                                    SCHEDULES





SCHEDULE                                         TITLE
--------                                         -----
1.1.1...............................   Fixed Assets

1.3A................................   Assumed Liabilities

1.3B................................   Material Contacts, Leases, etc.

2.2.................................   Required Consents, Approvals, etc.

2.4.................................   Affiliated Entities, etc.

2.5.................................   Jurisdictions

2.7.................................   Officers, Directors, Banks, etc.

2.9.................................   Certain Liabilities

2.12A...............................   Owned Realty

2.12B...............................   Leases, etc.

2.14................................   Encumbrances

2.15................................   Insurance Matters

2.16................................   Intellectual Property

2.18................................   Employee Matters

2.19................................   Other Contracts

2.21................................   Litigation

2.24................................   Environmental Matters

2.25................................   Customers/Suppliers

3.2.................................   Buyer's Required Consent



a-72684.2
                                       55

                                    EXHIBITS


EXHIBIT                                             TITLE
"A"..................................   Bill of Sale, Assignment and Assumption
                                        Agreement
"B"..................................   Receivables Guaranty
"C"..................................   Escrow Agreement
"D"..................................   Opinion of Arnall Golden & Gregory, LLP
"E"..................................   Opinion of Haynes and Boone, LLP



a-72684.2
                                       56